Exhibit 4.1
                                                                 -----------

                           FORT HOWARD CORPORATION

                        PROFIT SHARING RETIREMENT PLAN
                        ------------------------------

    	(As Amended and Restated Effective as of the EFFECTIVE DATE)

            	(Conformed Copy Through the Ninth Amendment)

















































                             TABLE OF CONTENTS
                             -----------------


ARTICLE                                                              PAGE
-------                                                              ----

   1      DEFINITIONS                                                   1

   2      INTRODUCTION                                                  8
          2.01   PURPOSE                                                9
          2.02   RESTATEMENT DATES                                      9
          2.03   PLAN ADMINISTRATION                                    9
          2.04   TRUSTEE, TRUST                                         9
          2.05   SERVICE OF NOTICES                                     9

   3      ELIGIBILITY AND PARTICIPATION                                10
          3.01   ELIGIBILITY                                           10
          3.02   NOTICE OF PARTICIPATION                               10
          3.03   TERMINATION OF EMPLOYMENT                             10
          3.04   DISABILITY                                            10
          3.05   LAYOFF                                                11
          3.06   MILITARY LEAVE                                        11
          3.07   LEAVE OF ABSENCE                                      11
          3.08   FINALITY OF DETERMINATIONS                            11
          3.09   LEASED EMPLOYEES                                      11

   4      DEFERRED WAGE CONTRIBUTIONS                                  12
          4.01   AMOUNT OF DEFERRED WAGE CONTRIBUTIONS                 12
          4.02   ADJUSTMENT OF DEFERRED WAGE CONTRIBUTIONS             12
          4.03   VESTING OF DEFERRED WAGE CONTRIBUTIONS                14
          4.04   PAYROLL DEDUCTIONS                                    15
          4.05   CHANGE IN DEFERRED WAGE CONTRIBUTION RATE             15
          4.06 ALLOCATION OF EARNINGS TO DISTRIBUTIONS OF EXCESS DEFERRALS, EXCESS DEFERRED WAGE CONTRIBUTIONS AND
                 EXCESS AGGREGATE CONTRIBUTIONS                        15
          4.07   MULTIPLE USE OF ALTERNATIVE LIMITATION                16

   5      ROLLOVER CONTRIBUTIONS                                       16
          5.01   ROLLOVER CONTRIBUTIONS                                16
          5.02   ROLLOVER CONTRIBUTORS                                 16

   6      COMPANY CONTRIBUTIONS                                        17
          6.01   AMOUNT OF COMPANY CONTRIBUTIONS                       17
          6.02   PAYMENTS TO TRUST                                     17
          6.03   VERIFICATION OF COMPANY CONTRIBUTIONS                 17
          6.04   ADJUSTMENT OF COMPANY CONTRIBUTIONS                   17
          6.05   ACTUAL CONTRIBUTION PERCENTAGE TEST                   17

   7      ACCOUNTING                                                   18
          7.01   ACCOUNTS UNDER THE PLAN                               18
          7.02   ACCOUNTING PROCEDURES                                 19
          7.03   ALLOCATION OF COMPANY CONTRIBUTIONS AND FORFEITURES   19
          7.04   LIMITATIONS ON ADDITIONS TO PARTICIPANTS' ACCOUNTS    20
          7.05   INVESTMENT OF CONTRIBUTIONS                           20
          7.06   INVESTMENT MANAGER                                    21



                                      (i)
   8      VESTING OF ACCOUNTS                                          21
          8.01   VESTING VALUATION                                     21
          8.02   VESTING UPON RETIREMENT OR DEATH                      21
          8.03   VESTING UPON RESIGNATION/DISMISSAL                    22
          8.04   REEMPLOYMENT AFTER INCURRING A BREAK IN
                 SERVICE/RECREDITING OF YEARS OF SERVICE               22
          8.05   PARTICIPANTS INCURRING BREAK IN SERVICE PRIOR
                 TO JANUARY 1, 1985                                    22
          8.06   REEMPLOYMENT AFTER RESIGNATION/DISMISSAL AND
                 INCURRING A BREAK IN SERVICE                          22
          8.07   CONDITIONS FOR REPAYMENT OF PRIOR DISTRIBUTION
                 UPON REEMPLOYMENT                                     23
          8.08   DETERMINATION OF ACCOUNT OF REEMPLOYED
                 PARTICIPANT WHO HAS NOT INCURRED A BREAK
                 IN SERVICE                                            24
          8.09   VESTING OF A PARTICIPANT UPON TRANSFER OF
                 EMPLOYMENT                                            24
          [8.10] STATEMENT OF ACCOUNT                                  25

   9      DISTRIBUTION OF ACCOUNTS                                     25
          9.01   MANNER OF DISTRIBUTION AND FURTHER ADJUSTMENTS        25
          9.02   INSERVICE WITHDRAWALS                                 27
          [9.03] REPAYMENTS OF INSERVICE WITHDRAWALS                   30
          [9.04] DESIGNATION OF BENEFICIARY                            31
          9.05   MISSING PARTICIPANTS OR BENEFICIARIES                 31
          9.06   DISTRIBUTION IN COMPANY SECURITIES                    32
          9.07   ALTERNATE PAYEE DUE TO INCAPACITY                     32
          9.08   COMMENCEMENT OF DISTRIBUTIONS                         32
          9.09   DIRECT TRANSFER OF ELIGIBLE ROLLOVER
                 DISTRIBUTIONS                                         32

   10     MISCELLANEOUS                                                33
          10.01  INFORMATION TO BE FURNISHED BY PARTICIPANTS           33
          10.02  INTERESTS NOT TRANSFERABLE                            34
          10.03  ABSENCE OF GUARANTY                                   34
          10.04  EMPLOYMENT RIGHTS                                     34
          10.05  GENDER AND NUMBER                                     34
          10.06  REVIEW OF BENEFIT DETERMINATIONS                      34
          10.07  ERISA                                                 35
          10.08  UNIFORM ADMINISTRATION                                35
          10.09  AMENDMENT OR DISCONTINUANCE                           36
          10.10  PLAN MERGER OR CONSOLIDATION                          36
          10.11  TRUST AGREEMENT                                       36
          10.12  WISCONSIN LAW TO GOVERN                               36
          10.13  STOCK RIGHTS OF PARTICIPANTS                          37
          10.14  NO INTEREST IN COMPANY                                38

   11     TOP HEAVY RESTRICTIONS                                       38
          11.01  DEFINITIONS                                           38
          11.02  TOP HEAVY DEFINED                                     39
          11.03  VESTING PROCEDURES                                    40
          11.04  MINIMUM BENEFITS FOR NON-KEY EMPLOYEES                41
          11.05  MAXIMUM ANNUAL COMPENSATION                           42
          11.06  FORMULA FOR DETERMINING COMPANY CONTRIBUTIONS         42
          11.07  SECTION 416 OF THE CODE AND ITS REGULATIONS           42
          11.08  NO DUPLICATION OF BENEFITS                            43



                                      (ii)
   12     INVESTMENT ADVISORY BOARD                                    43
          12.01  MEMBERSHIP                                            43
          12.02  GENERAL POWERS, RIGHTS AND DUTIES                     43
          12.03  MANNER OF ACTION                                      44
          12.04  INTERESTED MEMBER                                     44
          12.05  RESIGNATION OR REMOVAL OF MEMBERS                     45
          12.06  EXPENSES                                              45
          12.07  INFORMATION REQUIRED                                  45
          12.08  UNIFORM RULES                                         45
          12.09  REVIEW OF BENEFIT DETERMINATIONS                      46
          12.10  FINAL DECISION                                        46

EXHIBIT A -- FORMULA FOR DETERMINING COMPANY CONTRIBUTIONS UNDER
             FORT HOWARD CORPORATION PROFIT SHARING RETIREMENT PLAN    A-1













































                                      (iii)
                            FORT HOWARD CORPORATION
                         PROFIT SHARING RETIREMENT PLAN
                         ------------------------------

                          January 1, 1985 Restatement


           WHEREAS, the Fort Howard Corporation Profit Sharing Retirement Plan was amended and restated effective January 1, 1984, for the benefit of eligible employees of Fort Howard Corporation; and

           WHEREAS, it is deemed desirable to amend and restate said Plan in its entirety;

           NOW, THEREFORE, effective as of January 1, 1985 but with respect only to employees who retire, die or otherwise terminate their employment on or after said date, said Profit Sharing Retirement Plan hereby is amended and restated in its entirety in the respects hereinafter set forth. The rights and obligations of employees who have retired, died or otherwise terminated their employment prior to January 1, 1985, shall be governed by the terms of the Plan as in effect on the date of their retirement, death or termination of employment except as otherwise provided herein.


                                  Article

                                DEFINITIONS
                                -----------


The following terms, when used and capitalized herein, are defined as follows and limited to that meaning only:

1.01 "ACCOUNTING DATE" means any ANNUAL ACCOUNTING DATE or MONTHLY ACCOUNTING DATE.


1.02 "ACCOUNT" means a COMPANY CONTRIBUTION ACCOUNT, PRIOR PARTICIPANT ACCOUNT, if any, DEFERRED WAGE ACCOUNT, if any, and any other account which the TRUSTEE maintains in the name of each PARTICIPANT.


1.03      "ANNUAL ACCOUNTING DATE" means any December 31.


1.04 "ANNUAL BASE PAY" means the total compensation paid to a PARTICIPANT for services rendered to the COMPANY during a calendar year, including overtime, holiday pay, sick days, salary continuation, and vacation pay, but excluding goodwill and discretionary bonuses, short term disability benefits, suggestion awards, sales awards, sales incentive compensation, amounts deducted from compensation and contributed by the PARTICIPANT to any nonqualified supplemental Retirement Plan and all other special or unusual compensation of any kind. The amount of ANNUAL BASE PAY shall be determined prior to any reduction for DEFERRED WAGE CONTRIBUTIONS. In addition, ANNUAL BASE PAY means, for a PARTICIPANT who was in the employ of a RELATED CORPORATION, the total compensation paid by such RELATED CORPORATION as if it were determined under the definition set forth

                                     - 1 -
          above. For PLAN YEARS beginning on and after January 1, 1994, a PARTICIPANT'S ANNUAL BASE PAY shall not exceed the $150,000 limitation described in Section 401(a)(17) of the CODE, as that limitation is adjusted from time to time by the Secretary of Treasury to reflect cost of living increases. In determining the ANNUAL BASE PAY of a PARTICIPANT, the rules of Section 414(q)(6) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the PARTICIPANT and any lineal descendants of the PARTICIPANT who have not attained age 19 before the close of the year.


1.05 "BENEFICIARY" means the person(s) or entity(ies) to whom a deceased PARTICIPANT's benefits are payable, provided, however, in the case of a deceased PARTICIPANT who was married at the time of his death, BENEFICIARY shall mean the spouse of such deceased PARTICIPANT unless such spouse consented in writing to another person(s) or to other entity(ies) as BENEFICIARY. Such a consent will be effective only if it acknowledges the specific BENEFICIARY and the effect of the BENEFICIARY DESIGNATION, is witnessed by a PLAN representative or a notary public, and may not be changed without further spousal consent (unless the consent expressly permits subsequent BENEFICIARY designations without spousal consent).


1.06 "BREAK IN SERVICE" means an interruption in or cessation of employment with the COMPANY by an EMPLOYEE during any calendar year in which such EMPLOYEE has completed not more than Five Hundred
          (500) HOURS OF SERVICE. In determining whether or not a BREAK IN SERVICE has occurred or the number of one-year BREAKS IN SERVICE, an EMPLOYEE who has established that he was absent due to an UNPAID LEAVE FOR MATERNITY OR CHILD REARING shall not be deemed to have incurred a BREAK IN SERVICE in the first PLAN YEAR in which he would have otherwise incurred a BREAK IN SERVICE if he would have been credited with at least Five Hundred (500) HOURS OF SERVICE under
          Section 1.23(iii)(Hours of Service) had he been an EMPLOYEE for such period.


1.07      "CODE" means the Internal Revenue Code of 1986, as amended.


[1.09] "COMPANY" means Fort Howard Corporation, and whenever the context so permits, any subsidiary, affiliate corporation or division of Fort Howard Corporation which is participating in the Plan pursuant to a resolution of Fort Howard Corporation's Board of Directors and, when appropriate, of the Board of Directors of such subsidiary or affiliate corporation.


1.10 "COMPANY CONTRIBUTION" means any contribution made by the COMPANY to the TRUST (other than DEFERRED WAGE CONTRIBUTIONS) on behalf of each PARTICIPANT in an amount determined according to the FORMULA. COMPANY CONTRIBUTIONS shall also include additional amounts, if any, contributed by the COMPANY to the TRUST out of its current or accumulated earnings as the Board of Directors of the COMPANY may determine by resolution adopted before the ANNUAL ACCOUNTING DATE.


                                     - 2 -
          Such COMPANY CONTRIBUTIONS may, in the discretion of the COMPANY, be made in cash or in COMPANY securities valued at their fair market value on the ACCOUNTING DATE coincident with or immediately preceding the date upon which such COMPANY CONTRIBUTIONS are payable to the TRUST.


1.11 "COMPANY CONTRIBUTION ACCOUNT" means the account maintained for each PARTICIPANT by the TRUSTEE to reflect the PARTICIPANT'S share of COMPANY CONTRIBUTIONS and FORFEITURES, and the INVESTMENT EARNINGS attributable to such items.


1.12 "DEFERRED WAGE ACCOUNT" means the account maintained for each PARTICIPANT by the TRUSTEE to reflect the DEFERRED WAGE
          CONTRIBUTIONS made on behalf of such PARTICIPANT, and the INVESTMENT EARNINGS attributable to such contributions.


1.13 "DEFERRED WAGE CONTRIBUTION" means the amount which a PARTICIPANT may elect to have the COMPANY contribute to the TRUST after January 1, 1984, on his behalf from such PARTICIPANT'S ANNUAL BASE PAY for the purposes set forth in the PLAN. It is intended that DEFERRED WAGE CONTRIBUTIONS shall constitute "employer contributions" for purposes of Section 401(k) of the CODE.


1.14 "DISABILITY" means a disability incurred by an EMPLOYEE which results in an authorized absence by such EMPLOYEE from work.


1.15 "DISTRIBUTION ACCOUNT" means the account established by the TRUSTEE for the purpose of maintaining and subsequently distributing the ACCOUNTS of a PARTICIPANT, including the INVESTMENT EARNINGS attributable to such ACCOUNTS, upon the termination for any reason of such PARTICIPANT'S employment with the COMPANY.


1.16 "DISTRIBUTION DATE" means the date upon which ACCOUNT balances are distributed to a PARTICIPANT, or in the event of the death of such PARTICIPANT, to the BENEFICIARY of such PARTICIPANT.


1.17      "EFFECTIVE DATE" means January 1, 1985.


1.18 "EMPLOYEE" means any employee of the COMPANY who is eligible to become a PARTICIPANT under the Plan; provided, however, any person who is a member of a collective bargaining unit on whose behalf retirement benefits were the subject of good faith bargaining, shall not be an EMPLOYEE.


1.19 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.




                                     - 3 -
1.20 "ESOP" means the Fort Howard Corporation Employee Stock Ownership Plan and Trust.


1.21 "FORFEITURE" means that portion of a PARTICIPANT'S COMPANY CONTRIBUTION ACCOUNT which is not distributable to such PARTICIPANT upon RESIGNATION/DISMISSAL in accordance with Section 8.03 (Vesting Upon Resignation/Dismissal).


1.22 "FORMULA" means the formula set forth in Exhibit A, attached hereto and incorporated herein by this reference, according to which COMPANY CONTRIBUTIONS are calculated.


1.23 "HOURS OF SERVICE" as of January 1, 1978, and thereafter, means (a) each hour for which an EMPLOYEE is directly or indirectly paid or entitled to payment by the COMPANY for the performance of duties;
          (b) each hour for which an EMPLOYEE is directly or indirectly paid or entitled to payment by the COMPANY although no duties are performed; and (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the COMPANY with respect to such EMPLOYEE; provided however, that:

          (i) an EMPLOYEE who is not paid by the hour shall be credited with Ten (10) HOURS OF SERVICE for each day for which he would, if hourly-paid, be credited with an HOUR OF SERVICE pursuant to the foregoing;

          (ii) an EMPLOYEE who is paid by the hour shall be credited with the number of regularly scheduled working hours (or Eight (8) HOURS OF SERVICE per day to a maximum Forty (40) HOURS OF SERVICE per week if he has no regular work schedule) included in a period of time during which no duties are performed and for which he is paid or entitled to payment, by the COMPANY; and

          (iii) subject to Sections 3.04, 3.05, 3.06 and 3.07, an EMPLOYEE shall also be credited with the number of regularly scheduled working hours to a maximum of Eight (8) HOURS OF SERVICE for each day (to a maximum Forty (40) HOURS OF SERVICE per week) that he is absent because of DISABILITY, LAYOFF, LEAVE OF ABSENCE, or MILITARY LEAVE, and is not otherwise credited with HOURS OF SERVICE.

1.24 "INCREMENT" means an amount (either positive or negative) determined as of a current ACCOUNTING DATE by subtracting (1) the fair market value as of the ACCOUNTING DATE immediately preceding the current ACCOUNTING DATE of an investment fund within the TRUST FUND excluding any COMPANY CONTRIBUTIONS, DEFERRED WAGE CONTRIBUTIONS, PRIOR PARTICIPANT CONTRIBUTIONS or ROLLOVER CONTRIBUTIONS which have not yet been allocated to the PARTICIPANTS' ACCOUNTS as of such date; from (2) the fair market value as of the current ACCOUNTING DATE of the same investment fund within the TRUST FUND excluding any COMPANY CONTRIBUTIONS, DEFERRED WAGE CONTRIBUTIONS, PRIOR PARTICIPANT CONTRIBUTIONS or ROLLOVER CONTRIBUTIONS which have not yet been allocated as of such current ACCOUNTING DATE.


                                     - 4 -
1.25 "INVESTMENT ADVISORY BOARD" means an investment advisory board appointed by the Chief Executive Officer of the COMPANY consisting of such number of persons as determined by the Chief Executive Officer of the COMPANY, which shall function as the PLAN ADMINISTRATOR.


1.26 INVESTMENT EARNINGS" means the income, losses, appreciation and depreciation attributable to ACCOUNTS.


1.27      "INVESTMENT EARNINGS PERCENTAGE" means, as of an ACCOUNTING DATE, determined separately for each investment fund within the TRUST FUND, the percentage obtained by dividing (1) the INCREMENT determined as of such ACCOUNTING DATE by (2) the fair market value of such investment fund excluding any COMPANY CONTRIBUTIONS, DEFERRED WAGE CONTRIBUTIONS, PRIOR PARTICIPANT CONTRIBUTIONS and ROLLOVER CONTRIBUTIONS which were not allocated to the PARTICIPANTS' ACCOUNTS as of the ACCOUNTING DATE immediately preceding the ACCOUNTING DATE used to determine the INCREMENT in the numerator.


1.28 "LAYOFF" means an authorized period during which an EMPLOYEE is laid off from his job with the COMPANY for a period not exceeding Two (2) Years on account of a reduction in work force.


1.28A "LEASED EMPLOYEE" means any person who is not an EMPLOYEE of the COMPANY, but who has provided services to the COMPANY of a type which have historically (within the business field of the COMPANY) been provided by EMPLOYEES, on a substantially full-time basis for a period of at least one year, pursuant to an agreement between the COMPANY and a leasing organization.


1.29 "LEAVE OF ABSENCE" mans a period of absence from employment granted by the COMPANY under conditions which are not treated by the COMPANY as a termination of employment.


1.30 "MILITARY LEAVE" means an authorized leave required by law or granted by the COMPANY to an EMPLOYEE for the purpose of entering any one or more of the United States Army, United States Navy, United States Air Force, United States Coast Guard, United States Marine Corps, United States Public Health Service or any governmental service designated by the COMPANY.


1.31 "MONTHLY ACCOUNTING DATE" means the last day of each month which is not an ANNUAL ACCOUNTING DATE.


1.32 "PARTICIPANT" means each EMPLOYEE who is presently participating in the PLAN and each former employee and BENEFICIARY for whom an ACCOUNT is maintained.



                                     - 5 -
[1.33]    "PLAN" means the Fort Howard Corporation Profit Sharing Retirement
          Plan.


1.34 "PLAN ADMINISTRATOR" means the "administrator" of the PLAN, for purposes of Section 3(16)(A) of ERISA.


1.35      "PLAN YEAR" means a calendar year beginning January 1 and ending
          December 31.


1.36 "PRIOR PARTICIPANT CONTRIBUTION" means any contribution made by a PARTICIPANT to the PLAN prior to the January 1, 1984, other than ROLLOVER CONTRIBUTIONS.


1.37 "PRIOR PARTICIPANT ACCOUNT" means the account maintained for each PARTICIPANT by the TRUSTEE to reflect the PRIOR PARTICIPANT CONTRIBUTIONS, if any, and the INVESTMENT EARNINGS attributable to such contributions.


1.38 "QUALIFIED DOMESTIC RELATIONS ORDER" means a judgment, decree or order (including approval of a property settlement agreement) which:

          (a) relates to the provision of child support, alimony payments, or marital property rights to a spouse (former spouse), child, or other dependent of a PARTICIPANT (hereinafter known as "alternate payee"); and

          (b) is made pursuant to a State domestic relations law (including a community property law); and

          (c) creates or recognizes the existence of an alternate payee's right to, or assigns to an alternate payee the right to receive all or a portion of the benefits payable to a PARTICIPANT under the PLAN; and

          (d) clearly specifies the name and last known mailing address (if any) of the PARTICIPANT and the name and mailing address of each alternate payee covered by the judgment, decree or order (including approval of a property settlement agreement); and

          (e) clearly specifies the amount or percentage of the PARTICIPANT'S benefits to be paid by the PLAN to each such alternate payee, or the manner in which such amount or percentage is to be determined; and

          (f) clearly specifies the number of payments or period to which such order applies; and

          (g)   clearly specifies that it applies to the PLAN; and

          (h) does not require the PLAN to provide any type or form of benefit, or any option, not otherwise available under the PLAN; and


                                     - 6 -
          (i)   does not require the PLAN to provide increased benefits
                (determined on the basis of actuarial value); and

          (j) does not require the PLAN to pay benefits to an alternate payee which are required to be paid to another alternate payee under another QUALIFIED DOMESTIC RELATIONS ORDER.


1.39 "RELATED CORPORATION" means each corporation, other than the COMPANY, which is a member of the controlled group of corporations of which the COMPANY is a member as determined under Section 1563(a) of the CODE, without regard to Section 1563(a)(4) and Section 1563(e)(3)(C) of the CODE.


1.40 "RESIGNATION/DISMISSAL" means resignation or dismissal from employment with the COMPANY other than by reason of RETIREMENT or death.


1.41 "RETIREMENT" means termination of employment with the COMPANY by reason of (a) attainment of age 55 or older; or (b) a determination by the COMPANY of a disability retirement.


1.42 "ROLLOVER CONTRIBUTION" means a transfer (including a direct transfer or direct rollover) to the PLAN within Sixty (60) days after receipt by the EMPLOYEE of (a) an eligible rollover distribution described in Section 402(c)(4) of the CODE, or (b) a rollover contribution described in Section 408(d)(3) of the CODE, and any investment earnings on such sums.


1.43 "SERVICE UNIT" means a unit which is credited to a PARTICIPANT for the purpose of determining the portion of COMPANY CONTRIBUTIONS allocable to such PARTICIPANT'S COMPANY CONTRIBUTION ACCOUNT each year under Section 7.03 (Allocation of Company Contributions and Forfeitures). For the purpose of the above-mentioned Section 7.03, each PARTICIPANT who was in the employ of the COMPANY on December 31, 1975 shall be credited with the number of SERVICE UNITS to which he is entitled under the terms of the PLAN as in effect on December 31, 1975, plus one additional unit for such calendar year in which he has a YEAR OF SERVICE after such date. Each PARTICIPANT hired on or after January 1, 1976, shall be entitled to one SERVICE UNIT for each calendar year in which he has a YEAR OF SERVICE after January 1, 1976.


1.44      "TRUST" means the Fort Howard Profit Sharing Retirement Master
          Trust.


1.45 "TRUST FUND" means the trust fund consisting of all property of any kind held by the TRUSTEE under the PLAN as of any date.





                                      - 7 -
1.46 "TRUSTEE" means the trustee of the PLAN which shall manage, hold, invest and distribute funds contributed under the PLAN pursuant to the terms of the TRUST.


1.47 "UNPAID LEAVE FOR MATERNITY OR CHILD REARING" means a period of time following a termination of employment in the event that such termination of employment was due to one or more of the following reasons:

          (a)   pregnancy of the EMPLOYEE

          (b)   birth of a child of the EMPLOYEE

          (c) placement of a child in the home of the EMPLOYEE in connection with the adoption of such child or

          (d) for the purpose of caring for a child for a period beginning immediately following the birth or placement of such child.

          An UNPAID LEAVE FOR MATERNITY OR CHILD REARING must be evidenced by information reasonably required by the INVESTMENT ADVISORY BOARD to establish that the reason for the absence was for one of the reasons stated above.


1.48 "VESTING VALUATION DATE" means the date upon which a PARTICIPANT'S employment with the COMPANY terminates for any reason, which shall be the date of the first to occur of the following:

          (a)   RESIGNATION/DISMISSAL;

          (b)   RETIREMENT;

          (c)   death.

          The VESTING VALUATION DATE shall be the date upon which YEARS OF SERVICE are determined for purposes of vesting and distribution of such PARTICIPANT'S ACCOUNTS.


1.49 "YEAR OF SERVICE" means with respect to an EMPLOYEE each full year of employment with the COMPANY prior to December 31, 1975 where such EMPLOYEE received credit under the terms of the PLAN as in effect on December 31, 1975. Effective January 1, 1976, a YEAR OF SERVICE means with respect to an EMPLOYEE each calendar year during which such EMPLOYEE completes One Thousand (1,000) HOURS OF SERVICE. In addition, a YEAR OF SERVICE shall be credited with respect to an EMPLOYEE, for each PLAN YEAR during which he completed One Thousand (1,000) hours of service with a RELATED CORPORATION or the COMPANY. For purposes of the preceding sentence, "hours of service" shall be credited as if they were HOURS OF SERVICE performed for the COMPANY.

                                   Article 2

                                  INTRODUCTION
                                  ------------


                                     - 8 -
2.01      PURPOSE

          The PLAN is maintained by the COMPANY to enable its EMPLOYEES to share in the COMPANY'S profits and to provide a means whereby EMPLOYEES can defer the receipt of otherwise current compensation and accumulate funds without current taxation to provide for their future security. The PLAN is intended to be a qualified profit sharing plan under Section 401(a) and a qualified cash or deferred arrangement under Section 401(k) of the CODE.


2.02      RESTATEMENT DATES

          The PLAN was established as of January 1, 1951. The PLAN was amended and restated to comply with ERISA, effective January 1, 1976. The PLAN has since been amended from time to time either by restatement or amendment and is hereby further amended and restated, effective as of the January 1, 1985.


2.03      PLAN ADMINISTRATION

          The INVESTMENT ADVISORY BOARD shall be responsible for carrying out those duties and responsibilities imposed upon (a) the PLAN ADMINISTRATOR by ERISA; and (b) the INVESTMENT ADVISORY BOARD by the PLAN and the TRUST. The INVESTMENT ADVISORY BOARD shall have the discretionary authority to determine all questions arising under the PLAN, including the power to determine the rights or eligibility of EMPLOYEES or PARTICIPANTS and any other persons, and the amounts of their benefits under the PLAN, and to remedy ambiguities, inconsistencies or omissions. The INVESTMENT ADVISORY BOARD from time to time may adopt such rules and regulations as may be necessary or desirable for the proper and efficient administration of the PLAN and as are consistent with the terms of the PLAN. The COMPANY may, in writing signed by its Chief Executive Officer, delegate specific powers or duties relating to the operation of the PLAN to such persons as such Chief Executive Officer may deem appropriate, except any powers or duties which are reserved to the Board of Directors of the COMPANY by the terms of the PLAN or the TRUST.


2.04      TRUSTEE, TRUST

          Funds contributed to the PLAN shall be managed, held, invested and distributed by the TRUSTEE, or by an investment manager(s), in accordance with the TRUST, which shall implement the PLAN.


2.05      SERVICE OF NOTICES

          Any notice or document required to be given to or filed with the INVESTMENT ADVISORY BOARD shall be deemed properly given or filed if delivered or mailed by registered mail, postage prepaid, to the INVESTMENT ADVISORY BOARD, in care of the COMPANY.




                                     - 9 -
                                   Article 3

                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------


3.01      ELIGIBILITY

          Each EMPLOYEE who was a PARTICIPANT on December 31, 1984, shall remain a PARTICIPANT. Each EMPLOYEE who was not a PARTICIPANT on December 31, 1984, shall become a PARTICIPANT on the first to occur of the following:

          (a) any June 30 or December 31 which next follows the first anniversary of his date of hire if he has completed One Thousand (1,000) HOURS OF SERVICE during the Twelve (12) month period ending on the first anniversary of his date of hire;
                or

          (b) any December 31 which next follows the first anniversary of his date of hire if he completes a YEAR OF SERVICE during the calendar year ending on such December 31.


3.02      NOTICE OF PARTICIPATION

          The INVESTMENT ADVISORY BOARD shall notify each EMPLOYEE of the date on which he shall become a PARTICIPANT, as early as practicable prior to such date.


3.03      TERMINATION OF EMPLOYMENT

          If the employment of an EMPLOYEE who is a PARTICIPANT is terminated for any reason, such EMPLOYEE shall thereupon cease to be a PARTICIPANT except to the extent of any ACCOUNTS to which he may be entitled because of his prior participation in the PLAN. If such PARTICIPANT is subsequently reemployed by the COMPANY, he shall again enter the PLAN as of the date of his reemployment and may begin making DEFERRED WAGE CONTRIBUTIONS in accordance with Section
          4.01 (Amount of Deferred Wage Contributions).


3.04      DISABILITY

          DISABILITY of an EMPLOYEE (whether or not he is a PARTICIPANT) shall not interrupt continuity of service or participation for purposes of the PLAN. Such EMPLOYEE shall be credited with HOURS OF SERVICE for any period during which he is absent because of such DISABILITY.










                                     - 10 -
3.05      LAYOFF

          LAYOFF of an EMPLOYEE (whether or not he is a PARTICIPANT) shall not interrupt continuity of service or participation for purposes of the PLAN. Such EMPLOYEE shall be credited with HOURS OF SERVICE for such LAYOFF. If such EMPLOYEE on LAYOFF is not called back to work by the COMPANY within two years after such LAYOFF began, he shall cease to receive credit for HOURS OF SERVICE after such two-year period.


3.06      MILITARY LEAVE

          MILITARY LEAVE by an EMPLOYEE (whether or not he is a PARTICIPANT) shall not interrupt continuity of service or participation for purposes of the PLAN. Such EMPLOYEE shall be credited with HOURS OF SERVICE for any such period of MILITARY LEAVE.


3.07      LEAVE OF ABSENCE

          A LEAVE OF ABSENCE shall not interrupt continuity of service or participation for purposes of the PLAN; provided, however, that an EMPLOYEE (whether or not he is a PARTICIPANT) shall not receive credit for HOURS OF SERVICE for any portion of a LEAVE OF ABSENCE which exceeds one year.


3.08      FINALITY OF DETERMINATIONS

          All determinations with respect to the crediting of YEARS OF SERVICE under the PLAN shall be made on the basis of the records of the COMPANY or a RELATED CORPORATION, and all determinations so made shall be final and conclusive upon EMPLOYEES, former EMPLOYEES, and all other persons claiming a benefit interest under the PLAN. Notwithstanding anything to the contrary contained in the PLAN, there shall be no duplication of YEARS OF SERVICE credited to an EMPLOYEE, for any one period of his employment with the COMPANY or a RELATED CORPORATION.


3.09      LEASED EMPLOYEES

          A LEASED EMPLOYEE shall not be eligible to participate in the PLAN. If a LEASED EMPLOYEE subsequently becomes an EMPLOYEE of the COMPANY, the period during which a LEASED EMPLOYEE performs services for the COMPANY shall be taken into account for purposes of Sections
          3.01 and 8.01 of the Plan; unless (i) such LEASED EMPLOYEE is a participant in a money purchase pension plan maintained by the leasing organization which provides a non-integrated employer contribution rate of at least 10 percent of compensation, immediate participation for all employees and full and immediate vesting, and
          (ii) LEASED EMPLOYEES do not constitute more than 20 percent of the COMPANY's nonhighly compensated workforce.





                                     - 11 -
                                   Article 4

                          DEFERRED WAGE CONTRIBUTIONS
                          ---------------------------


4.01      AMOUNT OF DEFERRED WAGE CONTRIBUTIONS

          Each PARTICIPANT who is an EMPLOYEE may, as of the EFFECTIVE DATE, elect to have the COMPANY make DEFERRED WAGE CONTRIBUTIONS on his behalf by filing a written election form with the INVESTMENT ADVISORY BOARD by such date as the INVESTMENT ADVISORY BOARD shall determine, specifying in such election the amount, which shall be not less than One percent (1%) nor more than Eight percent (8%) of his ANNUAL BASE PAY, of DEFERRED WAGE CONTRIBUTIONS which the PARTICIPANT desires to have subtracted from his current compensation from the COMPANY and contributed to the TRUSTEE on his behalf. Any PARTICIPANT who is absent because of DISABILITY, is on LEAVE OF ABSENCE, LAYOFF, or MILITARY LEAVE or whose employment terminates and is subsequently reinstated, may make such election provided by this Section by filing a written election form with the INVESTMENT ADVISORY BOARD by such date as the INVESTMENT ADVISORY BOARD shall determine. Any other EMPLOYEE may make such election by filing a written election form with the INVESTMENT ADVISORY BOARD by such date as the INVESTMENT ADVISORY BOARD shall determine. The maximum amount which any PARTICIPANT shall defer in any one PLAN YEAR is $7,000. This dollar maximum amount shall increase pursuant to the cost of living allowance as prescribed by the Secretary of the Treasury. In the event that a PARTICIPANT defers more than the dollar maximum specified above ("excess deferrals"), he shall receive the excess deferrals in cash. The INVESTMENT ADVISORY BOARD shall direct the TRUSTEE to distribute to the PARTICIPANT, prior to the April 15 following the end of the PLAN YEAR in which the excess deferrals occurred, the PARTICIPANT's excess deferrals (along with any income attributable thereto as determined under Section 4.06, if any).


4.02      ADJUSTMENT OF DEFERRED WAGE CONTRIBUTIONS

          (a) For any PLAN YEAR the actual deferral percentage for the highly compensated employees as defined in paragraph (b) shall not exceed the greater of (i) or (ii) as follows:

                (i) The actual deferral percentage for the eligible employees who are not highly compensated employees as defined in paragraph (b) of this Section, times 1.25, or

                (ii) The actual deferral percentage for the eligible employees who are not highly compensated employees as defined in paragraph (b) of this Section, times 2.0; provided, however, that the actual deferral percentage for the highly compensated employees as defined in paragraph (b) of this Section may not exceed the actual deferral percentage for the eligible employees who are not highly compensated as defined in paragraph (b) of this Section, by more than two percentage points.

                                     - 12 -
                The actual deferral percentage for a specified group of employees for a PLAN YEAR shall be the average of the ratios (calculated separately for each employee in such group) of:

                (A) The amount of DEFERRED WAGE CONTRIBUTIONS actually paid to the PLAN on behalf of each such employee for such PLAN YEAR, to

                (B) The employee's compensation for such PLAN YEAR. An employee's compensation shall be the total amount of compensation paid to said employee by the COMPANY determined in accordance with Internal Revenue Code Reg. Sec. 1.415(2)(d)(1) and (2) (hereafter "COMPENSATION").

                The INVESTMENT ADVISORY BOARD shall determine, from time to time, from the elections of DEFERRED WAGE CONTRIBUTIONS then on file with the INVESTMENT ADVISORY BOARD, whether the foregoing limitations will be satisfied and, to the extent necessary to ensure compliance with such limitations, may reduce, on a pro rata basis, the applicable percentages of ANNUAL BASE PAY to be withheld for the highly compensated employees for the next quarter or pay period. If at the end of any PLAN YEAR, because of the foregoing limitations, a portion of the DEFERRED WAGE CONTRIBUTIONS withheld from a PARTICIPANT's current compensation cannot be credited to his DEFERRED WAGE ACCOUNT ("excess deferred wage contributions"), such contributions shall be treated as additional earnings of the PARTICIPANT and, if already contributed to the TRUSTEE, shall be returned to the PARTICIPANT (along with any income attributable thereto as determined under Section 4.06, if any) within two and one-half months after the end of that PLAN YEAR. If adjustments are necessary to comply with the actual deferral percentage tests, excess deferred wage contributions of highly compensated employees shall be reduced in the order of their average deferral percentages, beginning with the highest percentage.

          (b) The term "highly compensated employees" shall mean all eligible employees who are:

                (i) 5% or more stockholders (or is considered as owning 5% or more of the stock within the meaning of Section 318 of the CODE) of the COMPANY or a RELATED CORPORATION during the PLAN YEAR; or

                (ii) EMPLOYEES of the COMPANY or a RELATED CORPORATION whose COMPENSATION is in excess of $75,000 (or such greater amount as may be determined by the Commissioner of Internal Revenue); or

                (iii) EMPLOYEES of the COMPANY or a RELATED CORPORATION whose COMPENSATION is in excess of $50,000 (or such greater amount as may be determined by the Commissioner of Internal Revenue) and is included in a group consisting of the top 20% of the eligible employees when ranked on the basis of COMPENSATION paid during such year; or


                                     - 13 -
                (iv) Officers of the COMPANY or RELATED CORPORATION at any time and received COMPENSATION greater than 50% of the amount in effect under Section 415(b)(1)(A) of the CODE; provided, however, that no more than 50 of said officers shall be considered in this category.

                In the case of the PLAN YEAR for which the determination of "highly compensated employees" is being determined, an eligible employee not described in subparagraphs (ii), (iii), and (iv) of paragraph (b) herein for the preceding PLAN YEAR (without regard to this paragraph) shall not be treated as described in said subparagraphs (ii), (iii), and (iv) unless such eligible employee is a member of the group consisting of the 100 employees paid the greatest COMPENSATION during the PLAN YEAR that such determination is being made. The term "highly compensated employees" shall also include any highly compensated former employee who separated from service (or was deemed to have separated) prior to the determination year, performs no services for the COMPANY or a RELATED CORPORATION during the determination year and was a highly compensated employee for either the separation year or any determination year ending on or after the employee's 55th birthday.

          (c) For purposes of Sections 4.02(a) and 6.05, the following family aggregation rules shall apply:

                (i) Family members (i.e., the employee's spouse, lineal descendants and ascendants, and the spouses of such lineal descendants and ascendants) of a PARTICIPANT who is a five percent owner or one of the 10 highly compensated employees paid the greatest total compensation with respect to any PLAN YEAR, shall not be treated as separate PARTICIPANTS and a single actual deferral percentage under Section 402(a) and a single actual contribution percentage under Section 6.05 shall be determined for the family members and the highly compensated employee ("family group"). The family group shall be treated as a single highly compensated employee having an actual deferral percentage and an actual contribution percentage based on the combined COMPENSATION and applicable DEFERRED WAGE CONTRIBUTIONS or COMPANY CONTRIBUTIONS of all members of the family group.

                (ii) If a family group has excess DEFERRED WAGE CONTRIBUTIONS or COMPANY CONTRIBUTIONS, the excess amount resulting from the required reduction described in (i) above shall be allocated among all members of the family group in proportion to their respective contributions.


4.03      VESTING OF DEFERRED WAGE CONTRIBUTIONS

          Any and all amounts in the DEFERRED WAGE CONTRIBUTION ACCOUNT of a PARTICIPANT shall be One Hundred Percent (100%) vested and non-forfeitable at all times.


                                     - 14 -
4.04      PAYROLL DEDUCTIONS

          Any DEFERRED WAGE CONTRIBUTIONS made on behalf of a PARTICIPANT shall be deducted from his ANNUAL BASE PAY at the time of payment of the same by the COMPANY and shall be paid to the TRUSTEE as soon as reasonably practicable thereafter. If a PARTICIPANT'S employment with the COMPANY is terminated for any reason, any portion of such contributions not yet paid to the TRUSTEE shall be paid to the TRUSTEE by the COMPANY, whereupon the TRUSTEE shall pay such portion to such PARTICIPANT in accordance with Article 9 (Distribution of Accounts).


4.05      CHANGE IN DEFERRED WAGE CONTRIBUTION RATE

          A PARTICIPANT who is an EMPLOYEE may, by written election filed with the INVESTMENT ADVISORY BOARD in accordance with such procedures as it shall determine:

          (a) make an initial election to have DEFERRED WAGE CONTRIBUTIONS made on his behalf;

          (b) elect to change the amount of his DEFERRED WAGE CONTRIBUTIONS within the limits specified in Sections 4.01 (Amount of Deferred Wage Contributions) and 4.02 (Adjustment of Deferred Wage Contributions);

          (c)   elect to stop DEFERRED WAGE CONTRIBUTIONS; or

          (d) having stopped DEFERRED WAGE CONTRIBUTIONS in accordance with this Section 4.05, again elect to have such contributions made on his behalf within the election percentage limitations specified in the above-mentioned Section 4.01 and the general limitations of the above-mentioned Section 4.02.

          Any of the above-specified elections shall be effective as of the first pay period for which compensation is received in the month next following the date an election is approved by the INVESTMENT ADVISORY BOARD.


4.06 ALLOCATION OF EARNINGS TO DISTRIBUTIONS OF EXCESS DEFERRALS, EXCESS DEFERRED WAGE CONTRIBUTIONS AND EXCESS AGGREGATE CONTRIBUTIONS

          The earnings allocable to distributions of excess deferrals, excess deferred wage contributions and excess aggregate contributions required under Sections 4.01, 4.02 and 6.05 shall be determined by multiplying the earnings attributable to the PARTICIPANT's DEFERRED WAGE CONTRIBUTIONS for the PLAN YEAR or to the COMPANY CONTRIBUTIONS allocated under Section 7.03(a) of the PLAN, as the case may be, by a fraction, the numerator of which is the applicable excess amount, and the denominator of which is the balance in the PARTICIPANT's applicable ACCOUNT or ACCOUNTS on the last day of such year reduced by gains (or increased by losses) attributable to such ACCOUNT or ACCOUNTS during that year. The earnings attributable to such excess deferrals, excess deferred wage contributions and excess aggregate contributions determined in accordance with the preceding sentence shall be increased to reflect the earnings to the date of

                                     - 15 -
          distribution by an amount equal to ten percent of the earnings determined in accordance with the preceding sentence multiplied by the number of calendar months that have elapsed since the end of the applicable year. For purposes of the foregoing, a distribution occurring on or before the fifteenth day of the month will be treated as having been made on the last day of the preceding month, and a distribution occurring after such fifteenth day will be treated as having been made on the first day of the next subsequent month.


4.07      MULTIPLE USE OF ALTERNATIVE LIMITATION

          In accordance with Treasury Regulation Section 1.401(m)-2 and Revenue Procedure 89-65, multiple use of the alternative limitation which occurs as a result of testing under the limitations described in Sections 4.02 and 6.05 will be corrected in the manner described in Treasury Regulation Section 1.401(m)-1(e). The term "alternative limitation" as used above means the alternative methods of compliance with Sections 401(k) and 401(m) of the Internal Revenue Code contained in Sections 401(k)(3)(A) (ii)(II) and 401(m)(2)(A)(ii) thereof, respectively.

                                   Article 5

                             ROLLOVER CONTRIBUTIONS
                             ----------------------


5.01      ROLLOVER CONTRIBUTIONS

          Each PARTICIPANT, and each other EMPLOYEE who would be eligible to participate but for his failure to satisfy the service requirement of Section 3.01 (Eligibility), may apply in writing to the INVESTMENT ADVISORY BOARD on the form provided for that purpose to make a ROLLOVER CONTRIBUTION to the PLAN. Upon approval by the INVESTMENT ADVISORY BOARD, the ROLLOVER CONTRIBUTION shall be deposited in the TRUST FUND and credited to such PARTICIPANT'S PRIOR PARTICIPANT ACCOUNT and maintained by the TRUSTEE as a subaccount of such PRIOR PARTICIPANT ACCOUNT.


5.02      ROLLOVER CONTRIBUTORS

          An EMPLOYEE who makes a ROLLOVER CONTRIBUTION to the PLAN as provided in Section 5.01 above before becoming a PARTICIPANT pursuant to the above-said Section 3.01 shall be deemed to be a PARTICIPANT as of the date of such ROLLOVER CONTRIBUTION solely for the purpose of maintaining such EMPLOYEE'S PRIOR PARTICIPANT ACCOUNT. Such EMPLOYEE shall not receive an allocation of COMPANY CONTRIBUTIONS or FORFEITURES or be entitled to elect to have DEFERRED WAGE CONTRIBUTIONS made on his behalf or have any other interest under this PLAN until he satisfies the requirements of the above-said Section 3.01.





                                     - 16 -
                                   Article 6

                             COMPANY CONTRIBUTIONS
                             ---------------------


6.01      AMOUNT OF COMPANY CONTRIBUTIONS

          The COMPANY shall contribute to the TRUST on behalf of each PARTICIPANT an amount determined according to the FORMULA, and, in addition to the amount, if any, determined by application of the FORMULA, the COMPANY, at its option, may contribute to the TRUST such additional and discretionary amounts as the Board of Directors of the COMPANY shall determine by resolution.


6.02      PAYMENTS TO TRUST

          COMPANY CONTRIBUTIONS shall be paid to the TRUST without interest.


6.03      VERIFICATION OF COMPANY CONTRIBUTIONS

          The certificate of a certified public accountant selected by the COMPANY as to the correctness of any amount or calculation of COMPANY CONTRIBUTIONS under the FORMULA or any resolution of the COMPANY'S Board of Directors pertaining thereto shall be conclusive on all persons.


6.04      ADJUSTMENT OF COMPANY CONTRIBUTIONS

          COMPANY CONTRIBUTIONS made on behalf of any PARTICIPANT may, in the discretion of the INVESTMENT ADVISORY BOARD, be retroactively or prospectively adjusted to bring the PLAN into compliance with (a) the participation and discrimination standards contained in Section 401(k) of the CODE, and (b) the "top-heavy plan" provisions of
          Section 416(g) of the CODE.


6.05      ACTUAL CONTRIBUTION PERCENTAGE TEST

          (a) For any PLAN YEAR the actual contribution percentage for the highly compensated employees as defined in Section 4.02(b) shall not exceed the greater of (i) or (ii) as follows:

                (i) The actual contribution percentage for the eligible employees who are not highly compensated employees as defined in Section 4.02(b), times 1.25, or

                (ii) The actual contribution percentage for the eligible employees who are not highly compensated employees as defined in Section 4.02(b), times 2.0; provided, however, that the actual contribution percentage for the highly compensated employees as defined in Section 4.02(b) may not exceed the actual contribution percentage for the eligible employees who are not


                                     - 17 -
                       highly compensated as defined in Section 4.02(b) by more than two percentage points.

          (b) The actual contribution percentage for a specified group of employees for a PLAN YEAR shall be the average of the ratios (calculated separately for each employee in such group) of:

                (i) The amount of COMPANY CONTRIBUTIONS allocated to the COMPANY CONTRIBUTION ACCOUNT of each such employee under Section 7.03(a) of the PLAN for such PLAN YEAR, to

                (ii) The employee's compensation for such PLAN YEAR. An employee's compensation shall be the total amount of compensation paid to said employee by the COMPANY determined in accordance with Internal Revenue Code Reg. Sec. 1.415(2)(d)(1) and (2).

          (c) If adjustments are necessary to comply with the actual contribution percentage tests described above, excess COMPANY CONTRIBUTIONS of highly compensated employees shall be reduced in the order of their average contribution percentages, beginning with the highest percentage. Any COMPANY CONTRIBUTION allocated under Section 7.03(a) of the PLAN which cannot be credited to a PARTICIPANT's COMPANY CONTRIBUTION ACCOUNT because of the limitations described above or which is attributable to the portion, if any, of a PARTICIPANT's excess DEFERRED WAGE CONTRIBUTIONS determined in accordance with
                Section 4.01 or 4.02 ("excess aggregate contributions") shall not be credited to the PARTICIPANT's COMPANY CONTRIBUTION ACCOUNT but instead shall be distributed to the PARTICIPANT, along with the earnings applicable thereto, within two and one-half months after the close of the PLAN YEAR for which the amounts are in excess.

                                   Article 7

                                  ACCOUNTING
                                  ----------


7.01      ACCOUNTS UNDER THE PLAN

          For periods beginning on or after the EFFECTIVE DATE, the TRUSTEE shall maintain (a) a COMPANY CONTRIBUTION ACCOUNT in the name of each PARTICIPANT, (b) a PRIOR PARTICIPANT ACCOUNT in the name of each PARTICIPANT who made PRIOR PARTICIPANT CONTRIBUTIONS to the PLAN prior to January 1, 1984, and each EMPLOYEE who has received INVESTMENT ADVISORY BOARD approval to make a ROLLOVER CONTRIBUTION to the PLAN, and (c) a DEFERRED WAGE ACCOUNT in the name of each PARTICIPANT who elects to have DEFERRED WAGE CONTRIBUTIONS made on his behalf.

          The TRUSTEE also may maintain such other accounts in the names of EMPLOYEES or PARTICIPANTS, or otherwise, as the TRUSTEE considers necessary or desirable.



                                     - 18 -
7.02      ACCOUNTING PROCEDURES

          As of each MONTHLY ACCOUNTING DATE and ANNUAL ACCOUNTING DATE, the INVESTMENT ADVISORY BOARD shall direct the TRUSTEE and/or investment manager(s) to implement such accounting procedures with respect to each of the ACCOUNTS under the PLAN as are necessary to administer the PLAN in a uniform and nondiscriminatory manner consistent with ERISA or other applicable laws. The TRUSTEE shall adjust the ACCOUNTS of each PARTICIPANT (and the account which holds unallocated FORFEITURES) on an ACCOUNTING DATE as follows:

          (a)   First, reduce a DISTRIBUTION ACCOUNT as outlined in Section
                9.01 (Manner of Distribution and Further Adjustments) by an amount equal to all payments and distributions made from such DISTRIBUTION ACCOUNT to the extent that such DISTRIBUTION ACCOUNT has not already been reduced to reflect such payment and distributions or reduce a DEFERRED WAGE ACCOUNT or a PRIOR PARTICIPANT ACCOUNT by any inservice withdrawal as outlined in
                Section 9.02 (Inservice Withdrawals) to the extent that such ACCOUNTS(S) has not been reduced to reflect such distribution;

          (b) Second, increase or decrease each ACCOUNT (including the account which holds unallocated FORFEITURES) within each investment fund within the TRUST FUND by an amount equal to the product of (i) the applicable INVESTMENT EARNINGS PERCENTAGE and (ii) the balance of such ACCOUNT as of the preceding ACCOUNTING DATE minus any distributions made since the last ACCOUNTING DATE as described in subparagraph (a) of this Section 7.02;

          (c) Third, allocate and credit to PARTICIPANTS' COMPANY CONTRIBUTION ACCOUNTS any COMPANY CONTRIBUTION and FORFEITURES that are to be credited in accordance with Section 7.03 (Allocation of Company Contribution and Forfeitures) which have been made to the TRUST FUND and not previously allocated; and

          (d) Fourth, credit to the PARTICIPANTS' DEFERRED WAGE ACCOUNTS any DEFERRED WAGE CONTRIBUTIONS or to the PARTICIPANTS' PRIOR PARTICIPANT ACCOUNT any ROLLOVER CONTRIBUTIONS which have not been previously credited on the last preceding ACCOUNTING DATE.


7.03      ALLOCATION OF COMPANY CONTRIBUTIONS AND FORFEITURES

          Subject to the limitations of Section 7.04 (Limitations on Additions to Participants' Accounts), as of each ANNUAL ACCOUNTING DATE, the COMPANY CONTRIBUTION for the year ending on such date shall be allocated and credited to the COMPANY CONTRIBUTION ACCOUNTS of PARTICIPANTS employed by the Company during such year as follows:

          (a) Fifty percent (50%) of the COMPANY CONTRIBUTIONS shall be allocated to the COMPANY CONTRIBUTION ACCOUNTS of such PARTICIPANTS, pro rata, according to the DEFERRED WAGE CONTRIBUTIONS made on behalf of each of them during such year;



                                     - 19 -
          (b) Twenty-five percent (25%) of the COMPANY CONTRIBUTIONS shall be allocated to the COMPANY CONTRIBUTION ACCOUNTS of such PARTICIPANTS, pro rata, according to the ANNUAL BASE PAY of each of them during such year; and

          (c) Twenty-five percent (25%) of the COMPANY CONTRIBUTIONS shall be allocated to the COMPANY CONTRIBUTION ACCOUNTS of such PARTICIPANTS, pro rata, according to the number of SERVICE UNITS allocated to each of them for such year.

          However, no such allocations shall be made on behalf of PARTICIPANTS whose VESTING VALUATION DATES occur during such year because of RESIGNATION/DISMISSAL.

          All FORFEITURES of prior PARTICIPANTS which have not been recredited in accordance with either Section 8.06 (Reemployment After Resignation/Dismissal and Incurring a Break in Service), or Section
          8.08 (Determination of Account of Reemployed Participant Who Has Not Incurred a Break in Service), including the INVESTMENT EARNINGS thereon, shall be allocated and credited as of each ANNUAL ACCOUNTING DATE to the COMPANY CONTRIBUTION ACCOUNTS of PARTICIPANTS who were employed by the COMPANY during such year according to the formula set forth in this Section 7.03 for the allocation of COMPANY CONTRIBUTIONS.


7.04      LIMITATIONS ON ADDITIONS TO PARTICIPANTS' ACCOUNTS

          The total amount of COMPANY CONTRIBUTIONS, FORFEITURES, and DEFERRED WAGE CONTRIBUTIONS that may be credited in any calendar year to the accounts of a PARTICIPANT hereunder shall not exceed the lesser of
          (a) $30,000 (as adjusted for cost-of-living increases pursuant to Section 415 of the CODE); or (b) Twenty-five percent (25%) of such PARTICIPANT'S total compensation from the COMPANY for such year (as stated on such PARTICIPANT'S Wage and Tax Statement [Form W-2]).

          Any COMPANY CONTRIBUTIONS or FORFEITURES which cannot be credited to a PARTICIPANT'S COMPANY CONTRIBUTION ACCOUNT because of the limitations set forth above shall be allocated among the remaining PARTICIPANTS in accordance with Section 7.03 (Allocation of Company Contributions and Forfeitures).


7.05      INVESTMENT OF CONTRIBUTIONS

          Contributions made to the PLAN by or on behalf of a PARTICIPANT shall be invested in such investment fund or funds, or any of them, and in such amounts as determined by the INVESTMENT ADVISORY BOARD in its sole discretion. The INVESTMENT ADVISORY BOARD may also permit the PARTICIPANT to direct the manner in which the PARTICIPANT'S ACCOUNT balances are to be invested in part or in whole in accordance with such uniform and nondiscriminatory rules and procedures as the INVESTMENT ADVISORY BOARD may adopt for such purposes.





                                     - 20 -
7.06      INVESTMENT MANAGER

          The INVESTMENT ADVISORY BOARD may appoint one or more investment managers to have the unlimited or limited authority and power to manage, acquire or dispose of the assets in any investment fund. Each investment manager shall be registered as an investment adviser under the Investment Advisers Act of 1940, a bank as defined in that Act, or an insurance company qualified to perform such services under the laws of more than one state, and shall acknowledge in writing to be a fiduciary with respect to the PLAN and the TRUST.

                                   Article 8

                              VESTING OF ACCOUNTS
                              -------------------



8.01      VESTING VALUATION

          Amounts in the DEFERRED WAGE ACCOUNT and PRIOR PARTICIPANT ACCOUNT of a PARTICIPANT are fully vested and not subject to forfeiture.

          Amounts in the COMPANY CONTRIBUTION ACCOUNT of a PARTICIPANT who is an EMPLOYEE shall vest as follows:

               Years of Service         Percentage Vested

                 Less than 3                    0%
                      3                        20%
                      4                        40%
                      5                        60%
                      6                        80%
                      7                       100%

          With respect to any EMPLOYEE who was a PARTICIPANT in the PLAN on or before December 31, 1988, the vested portion of such PARTICIPANT'S COMPANY CONTRIBUTION ACCOUNT shall not be less than the vested portion of such ACCOUNT as determined in accordance with the vesting schedule provided by this Section and in effect on December 31, 1988.

          Distribution of amounts so vested shall be accomplished in accordance with Article 9 (Distribution of Accounts).

          The vesting percentage of a PARTICIPANT whose COMPANY CONTRIBUTION ACCOUNT is not fully vested on the date of his termination of employment with the COMPANY for any reason shall be determined on the VESTING VALUATION DATE.


8.02      VESTING UPON RETIREMENT OR DEATH

          If a PARTICIPANT'S employment with the COMPANY is terminated because of RETIREMENT or death, his COMPANY CONTRIBUTION ACCOUNT shall become nonforfeitable as of his VESTING VALUATION DATE.



                                     - 21 -
          The amount of such PARTICIPANT'S COMPANY CONTRIBUTION ACCOUNT, DEFERRED WAGE ACCOUNT and PRIOR PARTICIPANT ACCOUNT shall be determined as of the ACCOUNTING DATE immediately preceding his distribution date in accordance with Section 9.01 (Manner of Distribution and Further Adjustments).


8.03      VESTING UPON RESIGNATION/DISMISSAL

          If a PARTICIPANT'S employment with the COMPANY is terminated because of RESIGNATION/DISMISSAL, his DEFERRED WAGE ACCOUNT and PRIOR PARTICIPANT ACCOUNT balances are fully vested and not subject to forfeiture and his COMPANY CONTRIBUTION ACCOUNT, shall become vested in accordance with Paragraph 8.01 herein.

          The amount of such ACCOUNTS shall be determined as of the ACCOUNTING DATE immediately preceding his DISTRIBUTION DATE in accordance with
          Section 9.01 (Manner of Distribution and Further Adjustments).


8.04 REEMPLOYMENT AFTER INCURRING A BREAK IN SERVICE/RECREDITING OF YEARS OF SERVICE

          YEARS OF SERVICE in respect of a PARTICIPANT whose employment with the COMPANY terminated after December 31, 1975, and who is reemployed by the COMPANY after incurring a BREAK IN SERVICE, shall not include YEARS OF SERVICE credited prior to such BREAK IN SERVICE until such PARTICIPANT is credited with a YEAR OF SERVICE following his reemployment. Additionally, an EMPLOYEE whose service was terminated on or prior to December 31, 1975, and who is subsequently reemployed by the COMPANY shall not be recredited with YEARS OF SERVICE prior to such termination.


8.05      PARTICIPANTS INCURRING BREAK IN SERVICE PRIOR TO JANUARY 1, 1985

          A former PARTICIPANT who is reemployed by the COMPANY who had incurred a one year BREAK IN SERVICE prior to January 1, 1985, will have permanently forfeited any FORFEITURES which arose due to a previous RESIGNATION/DISMISSAL.


8.06      REEMPLOYMENT AFTER RESIGNATION/DISMISSAL AND INCURRING A BREAK IN
          SERVICE

          (a) A former PARTICIPANT who did not incur a one year BREAK IN SERVICE and is reemployed by the COMPANY, shall have credited to his COMPANY CONTRIBUTION ACCOUNT, an amount equal to such PARTICIPANT'S FORFEITURE, if any, at the time of such prior RESIGNATION/DISMISSAL. Such amount shall be subtracted from the balance of FORFEITURES in the PLAN on the ACCOUNTING DATE next following such PARTICIPANT'S reemployment and credited to his COMPANY CONTRIBUTION ACCOUNT. Upon a subsequent RESIGNATION/DISMISSAL, such PARTICIPANT shall receive the amount which represents the vested portion of his COMPANY CONTRIBUTION based upon the provisions of Section 8.08 (Determination of Account of Reemployed Participant Who Has


                                     - 22 -
                Not Incurred a One-Year Break In Service). Such former PARTICIPANT shall not be required to make a repayment but may do so if he so elects.

          (b) In the event a former PARTICIPANT who has received a distribution of his vested COMPANY CONTRIBUTION ACCOUNT or his DEFERRED WAGE ACCOUNT due to his RESIGNATION/DISMISSAL (which RESIGNATION/ DISMISSAL occurred on or after January 1, 1985, or during calendar year 1984 such that there was no BREAK IN SERVICE on January 1, 1985) is reemployed by the COMPANY before he has incurred five (5) consecutive one-year BREAKS IN SERVICE, his COMPANY CONTRIBUTION ACCOUNT shall be credited with the amount he forfeited, if any, at the time of his prior RESIGNATION/DISMISSAL if and only if he repays the amount of the distribution he received on account of such prior RESIGNATION/DISMISSAL as set forth in Section 8.07 (Conditions for Repayment of Prior Distribution Upon Reemployment). In the event such former PARTICIPANT makes a repayment of his prior distribution or he has not received a distribution, the amount of such PARTICIPANT'S FORFEITURE, if any, at the time of his prior RESIGNATION/DISMISSAL shall be restored to his COMPANY CONTRIBUTION ACCOUNT, and the PARTICIPANT'S YEARS OF SERVICE shall include YEARS OF SERVICE completed before the BREAKS IN SERVICE. Amounts so restored shall be subtracted from the balance of FORFEITURES in the PLAN as of the ACCOUNTING DATE next following the repayment.

          (c) A former PARTICIPANT who terminated his employment after January 1, 1985, who has incurred five or more consecutive one-year BREAKS IN SERVICE and who is reemployed by the COMPANY shall have permanently forfeited the amount, if any, of such PARTICIPANT'S FORFEITURE which arose because of his previous RESIGNATION/ DISMISSAL, and the PARTICIPANT'S YEARS OF SERVICE shall not include YEARS OF SERVICE completed before the BREAKS IN SERVICE. This paragraph (c) shall also apply to a former PARTICIPANT who (1) terminated after January 1, 1985,
                (2) has incurred less than five consecutive one-year BREAKS IN SERVICE, (3) is reemployed by the COMPANY and (4) has not made a repayment of his prior distribution under the provisions set forth in Section 8.07 (Conditions for Repayment of Prior Distribution Upon Reemployment).

          (d) In the event a former PARTICIPANT is reemployed by the COMPANY and he has not yet received any part of his COMPANY CONTRIBUTION ACCOUNT or his DEFERRED WAGE ACCOUNT, he shall be recredited with his COMPANY CONTRIBUTION ACCOUNT and his DEFERRED WAGE ACCOUNT shall not be distributed to him until his subsequent termination of employment.


8.07      CONDITIONS FOR REPAYMENT OF PRIOR DISTRIBUTION UPON REEMPLOYMENT

          A former PARTICIPANT who is reemployed by the COMPANY prior to incurring five or more consecutive one-year BREAKS IN SERVICE may make a repayment to the PLAN in an amount equal to the entire distribution he received on account of his prior termination of employment. Such repayment will be credited to his PRIOR


                                     - 23 -
          PARTICIPANT ACCOUNT as a ROLLOVER CONTRIBUTION or a PRIOR PARTICIPANT CONTRIBUTION, whichever is applicable. Upon a subsequent termination of employment, in order to determine the total vested amount of the COMPANY CONTRIBUTION ACCOUNT, the amount of the repayment which was previously distributed to him from his COMPANY CONTRIBUTION ACCOUNT and the INVESTMENT EARNINGS from the date of repayment shall be considered as part of his COMPANY CONTRIBUTION ACCOUNT. In order to determine the amount payable from the COMPANY CONTRIBUTION ACCOUNT at the subsequent termination of employment, the amount of the repayment and its INVESTMENT EARNINGS shall be subtracted from the vested amount determined above. The amount of the repayment, including INVESTMENT EARNINGS, shall always be 100% vested and nonforfeitable.

          Such repayment must be made before the earlier of five years after the first date on which the PARTICIPANT is subsequently reemployed by the COMPANY or the date the PARTICIPANT has incurred five one-year BREAKS IN SERVICE. If such repayment is not made by such time, the PARTICIPANT shall have permanently forfeited his right to the FORFEITURE due to his previous RESIGNATION/DISMISSAL.


8.08 DETERMINATION OF ACCOUNT OF REEMPLOYED PARTICIPANT WHO HAS NOT INCURRED A BREAK IN SERVICE

          In the case of a partially vested PARTICIPANT whose employment with the COMPANY terminated, but is reemployed by the COMPANY prior to incurring a one-year BREAK IN SERVICE and such PARTICIPANT has received a distribution of his ACCOUNT and such PARTICIPANT has not made a repayment of such distribution, upon such PARTICIPANT'S subsequent termination of employment for any reason, the then vested portion of such PARTICIPANT'S COMPANY CONTRIBUTION ACCOUNT which would be distributable shall be determined as follows:

          (a) Add the amount of any distribution from his COMPANY CONTRIBUTION ACCOUNT made to such PARTICIPANT as a result of his prior termination of employment and not repaid to the then current balance in his COMPANY CONTRIBUTION ACCOUNT;

          (b) Multiply such sum by the applicable "non-forfeitable fraction" as determined under Section 8.02 (Vesting Upon Retirement or Death) or Section 8.03 (Vesting Upon Resignation/Dismissal); and

          (c) Subtract the amount of the prior distributions from his COMPANY CONTRIBUTION ACCOUNT made to such PARTICIPANT under the PLAN from such product.


8.09      VESTING OF A PARTICIPANT UPON TRANSFER OF EMPLOYMENT

          Any person who transfers from employment with the COMPANY as an EMPLOYEE directly to other employment with the COMPANY or a RELATED CORPORATION in a capacity other than as an EMPLOYEE shall be deemed by such transfer not to lose his YEARS OF SERVICE for any purpose. In addition, he shall not be deemed to retire, or otherwise incur a VESTING VALUATION DATE until such time as he is no longer in the employment of the COMPANY or a RELATED CORPORATION. At such time he

                                    - 24 -
          shall be entitled to a distribution of his Account, if any, as provided in Article 9 (Distribution of Accounts). Notwithstanding any other provisions of the PLAN, during the period such person is not an EMPLOYEE, he shall not share in the allocation of the COMPANY CONTRIBUTION and FORFEITURE as set forth in Section 7.03 (Allocation of Company Contribution and Forfeitures). For the purposes of determining such person's vesting percentage under Article 8 (Vesting of Accounts) YEARS OF SERVICE with the COMPANY and/or RELATED CORPORATION shall be determined as set forth in Section 1.49 (Year of Service).


[8.10]    STATEMENT OF ACCOUNT

          As soon as practicable after December 31 of each year each PARTICIPANT shall be furnished with a statement reflecting the condition of his ACCOUNTS as of such date.

                                   Article 9

                           DISTRIBUTION OF ACCOUNTS
                           ------------------------


9.01      MANNER OF DISTRIBUTION AND FURTHER ADJUSTMENTS

          Subject to the conditions set forth below and the provisions of
          Section 9.02 (Inservice Withdrawals), on a PARTICIPANT's VESTING VALUATION DATE, any amounts to which he is entitled hereunder shall be distributable to him, or to his BENEFICIARY if he is deceased. Distribution can be made in either of the following ways, as the PARTICIPANT determines:

          (a) In a lump sum representing the full amount distributable at the time of such distribution; or

          (b) In a series of installments, annually or more frequently, over a period not to exceed the life expectancy of the PARTICIPANT or the life expectancy of the PARTICIPANT and his designated BENEFICIARY, determined as of such PARTICIPANT's DISTRIBUTION DATE; provided that, if such BENEFICIARY is not the PARTICIPANT's spouse and is more than 10 years younger than the PARTICIPANT, the installments shall be paid over a period not exceeding the joint life expectancy of the PARTICIPANT and a BENEFICIARY 10 years younger than the PARTICIPANT.

          The life expectancy of a PARTICIPANT, his spouse or his designated BENEFICIARY shall be determined by use of the expected return multiples contained in the regulations under Section 72 of the CODE. If a PARTICIPANT so elects, the life expectancy of the PARTICIPANT and his spouse shall be recalculated annually. In the absence of such an election, life expectancies shall not be recalculated.

          Pursuant to such uniform and nondiscriminatory rules and procedures as the INVESTMENT ADVISORY BOARD may adopt, a PARTICIPANT who has elected installment payments may modify the installment period or the frequency of payments, provided that all installment


                                    - 25 -
          distributions under the PLAN must comply with the requirements of
          Section 401(a)(9) of the CODE.

          Payments shall commence as promptly as is reasonably convenient after a PARTICIPANT's VESTING VALUATION DATE, and, unless the PARTICIPANT otherwise requests, in no event later than the Sixtieth
          (60th) day after the close of the calendar year in which the VESTING VALUATION DATE occurs; provided, however, that if the amount distributable cannot be ascertained, payment may be made no later than Sixty (60) days after the earliest date on which the amount distributable to the PARTICIPANT can be ascertained.

          As soon as the amount distributable to such PARTICIPANT or his BENEFICIARY can reasonably be determined, then a separate DISTRIBUTION ACCOUNT shall be established in respect of such distribution in an amount determined under Sections 8.02 (Vesting Upon Retirement or Death) or 8.03 (Vesting Upon Resignation/ Dismissal). The assets reflected in such DISTRIBUTION ACCOUNT shall be increased or decreased as set forth in Section 7.02 (Accounting Procedures); provided, however, that in no event shall the amount distributed exceed the balance in such DISTRIBUTION ACCOUNT immediately before such distribution and after such increase or decrease is made in respect of the prior ACCOUNTING DATE. In the event that an installment form of distribution is effective, payments from each such DISTRIBUTION ACCOUNT will be made to the extent practicable, pro rata from the various investment funds in which the DISTRIBUTION ACCOUNT is invested, or as the INVESTMENT ADVISORY BOARD may permit the PARTICIPANT to direct in accordance with such uniform and nondiscriminatory rules and procedures as the INVESTMENT ADVISORY BOARD may adopt for such purpose.

          If a PARTICIPANT dies after his required commencement date (as defined in Section 9.08), the remaining portion of his benefits must be distributed over a period not exceeding the period over which payments were being made to the PARTICIPANT. If a PARTICIPANT dies before his required commencement date, his benefits must be distributed over a period not exceeding the greatest of: (i) five years from the death of the PARTICIPANT; (ii) in the case of payments to a designated BENEFICIARY other than the PARTICIPANT's spouse, the life expectancy of such BENEFICIARY, provided payments begin within one year of the PARTICIPANT's death; or (iii) in the case of payments to the PARTICIPANT's spouse, the life expectancy of such spouse, provided payments begin by the date the PARTICIPANT would have attained age 70-1/2. A PARTICIPANT may select, in accordance with such rules as the INVESTMENT ADVISORY BOARD may establish, the method of distributing his benefits to him; a PARTICIPANT, if he so desires, may direct how his benefits are to be paid to his BENEFICIARY; and the INVESTMENT ADVISORY BOARD shall select the method of distributing the PARTICIPANT's benefits to his BENEFICIARY if the PARTICIPANT has not filed a direction with the INVESTMENT ADVISORY BOARD. All distributions under the PLAN shall comply with the requirements of Section 401(a)(9) of the CODE and the regulations thereunder. If a PARTICIPANT's vested ACCOUNT balances exceed $3,500, distributions may not be made to the PARTICIPANT before age 65 without his consent.




                                    - 26 -
9.02      INSERVICE WITHDRAWALS

          While it is the primary purpose of the PLAN to accumulate funds for use of PARTICIPANTS when they retire, it is recognized that under some circumstances it may be in the best interests of a PARTICIPANT to permit a withdrawal by him while he continues in the active employment of the COMPANY. Accordingly, the INVESTMENT ADVISORY BOARD may permit a PARTICIPANT to make an inservice withdrawal from his PRIOR PARTICIPANT ACCOUNT and, in hardship situations, the INVESTMENT ADVISORY BOARD may permit a PARTICIPANT to make an inservice withdrawal from his DEFERRED WAGE ACCOUNT.

          A.    Withdrawals from PRIOR PARTICIPANT ACCOUNT

                The PARTICIPANT may make inservice withdrawals from his PRIOR PARTICIPANT ACCOUNT from time to time only in such amounts as, in the INVESTMENT ADVISORY BOARD's opinion, shall be reasonably necessary in accordance with such procedures as the INVESTMENT ADVISORY BOARD shall determine, but in no event shall the cumulative amount of all such inservice withdrawals made by a PARTICIPANT exceed the lesser of (a) the amount of his total PRIOR PARTICIPANT CONTRIBUTIONS thereto, or (b) the balance of his PRIOR PARTICIPANT ACCOUNT as of the ACCOUNTING DATE immediately preceding such inservice withdrawal.

                Payments of amounts withdrawn by a PARTICIPANT shall be made, to the extent practicable, pro rata from the investment funds in which the PARTICIPANT'S ACCOUNT is invested, or as the INVESTMENT ADVISORY BOARD may permit the PARTICIPANT to direct in accordance with such uniform and nondiscriminatory rules and procedures as the INVESTMENT ADVISORY BOARD may adopt for such purpose.

                For purposes of this section, withdrawals shall be limited to the following purposes:

                1) Medical expenses of the PARTICIPANT, his spouse, or his children or dependents;

                2) Payment on an existing real estate mortgage on the PARTICIPANT'S principal residence;

                3)     Repairs on the PARTICIPANT'S residence;

                4) Post high school educational expenses of the PARTICIPANT, his spouse, or his children or dependents; or

                5) Purchase of a new principal residence by the PARTICIPANT.

                The PLAN requires minimum withdrawal amounts for each category. A minimum withdrawal of Five Hundred and 00/100 Dollars ($500.00) is required for medical and educational expenses. A minimum withdrawal of One Thousand and 00/100 Dollars ($1,000.00) is required for payment of real estate mortgages, repairs to a residence, or the purchase price of a new residence; however, the minimum withdrawal provision is

                                    - 27 -
                waived for a PARTICIPANT who seeks a hardship withdrawal to purchase his first residence.

                The PLAN requires a PARTICIPANT to verify the amount of the hardship by providing the INVESTMENT ADVISORY BOARD with the following information:

                1) Medical Expenses -- Attach the explanation of the benefits statement received from the applicable Fort Howard medical plan and the benefits statement of any other insurance company which may be involved.

                2) Payment on an Existing Real Estate Mortgage on Present Residence -- Attach a letter addressed to the PARTICIPANT from the present mortgage holder and signed by an officer of said mortgage holder, if applicable, detailing the following:

                       a)  Current mortgage balance;

                       b)  Address of residence;

                       c)  Year residence was purchased;

                       d)  Present monthly mortgage payments; and

                       e) Monthly payments after reduction of mortgage, if applicable.

                3)     Major Repairs on Present Home

                       a) Attach a contractor's estimate showing date, PARTICIPANT'S name and address, description of work, itemized costs of materials and labor, and contractor's signature; or

                       b) If the PARTICIPANT is doing the work himself, he must attach a supplier's estimate showing the date, PARTICIPANT'S name and address, and an itemized cost of materials and the supplier's signature.

                4)     Educational Expenses

                       a) Name and relationship to PARTICIPANT of person seeking post high school education;

                       b) A letter from the school, on school letterhead, indicating that such person has been accepted for enrollment, estimated cost of room and board, and tuition by semester, quarter, or other applicable payment period; and

                       c)  The date this person is expected to begin school.

                5)     Purchase of New Residence

                       a) Submit a copy of the offer to purchase signed by both seller and PARTICIPANT, which shall include:

                                    - 28 -
                           i)    Address of new home to be purchased;

                           ii)   Amount to be paid for new residence;

                           iii) Amount of downpayment and estimated closing costs; and

                           iv)   Amount of mortgage.

                           Note that iii) and iv) above will usually have to be provided by the mortgage lender on company letterhead and signed by an officer of the mortgage lender.

                       b) Statement by the PARTICIPANT that the purchase of this residence will constitute his principal residence and also a statement as to whether or not the residence is a single residence or a duplex.

                           In addition, the INVESTMENT ADVISORY BOARD may require the PARTICIPANT to furnish paid receipts or other information which would verify that the withdrawal was used for the purpose stated by the PARTICIPANT.

          B.    Withdrawals from DEFERRED WAGE ACCOUNT

                The PARTICIPANT may make inservice hardship withdrawals from his DEFERRED WAGE ACCOUNT from time to time only in such amounts as, in the INVESTMENT ADVISORY BOARD's opinion, shall be reasonably necessary in accordance with such procedures as the INVESTMENT ADVISORY BOARD shall determine, but in no event shall the cumulative amount of such inservice hardship withdrawals made by a PARTICIPANT exceed the lesser of (a) the amount of his total DEFERRED WAGE ACCOUNT CONTRIBUTIONS thereto or (b) the balance of his DEFERRED WAGE ACCOUNT as of the accounting date immediately preceding such inservice hardship withdrawal.

                A hardship distribution will not be allowed unless the PARTICIPANT can demonstrate a financial hardship and the distribution is necessary to satisfy such financial hardship. For purposes of this subsection, "financial hardship" shall be limited to the following:

                1)     Medical expenses, described in Internal Revenue Code
                       Section 213(d), incurred by the PARTICIPANT, his spouse, or his children or dependents;

                2) Purchase of a new principal residence by the PARTICIPANT (excluding mortgage payments);

                3) Payment of tuition for the next semester or quarter of post-secondary education for the PARTICIPANT, his spouse, or his children or dependents; or




                                    - 29 -
                4) The need to prevent the eviction of the PARTICIPANT from his principal residence or foreclosure on the mortgage of the PARTICIPANT'S principal residence.

                A distribution will be treated as necessary to satisfy a financial hardship of a PARTICIPANT if all of the following requirements are satisfied:

                1) The distribution is not in excess of the amount of the immediate and heavy financial need of the PARTICIPANT;


                2) The PARTICIPANT has obtained all distributions, other than inservice hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the COMPANY;

                3) The PARTICIPANT'S DEFERRED WAGE CONTRIBUTIONS shall be suspended for 12 months after receipt of the withdrawal; and

                4) The PARTICIPANT may not make DEFERRED WAGE CONTRIBUTIONS for the PARTICIPANT'S taxable year immediately following the taxable year of the inservice hardship withdrawal in excess of the applicable limit under Section 402(g) of the CODE for such next taxable year less the amount of such PARTICIPANT's DEFERRED WAGE CONTRIBUTIONS for the taxable year of the inservice hardship withdrawal.

                The amount treated as necessary to satisfy a PARTICIPANT'S financial hardship under this subsection shall include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated as a result of the hardship distribution. The PLAN requires a minimum withdrawal amount for each hardship category. A minimum withdrawal of Five Hundred and 00/100 Dollars ($500.00) is required for medical or educational hardship. A minimum withdrawal of One Thousand and 00/100 Dollars ($1,000.00) is required for the purpose of an EMPLOYEE'S purchase of a new principal residence, for preventing an EMPLOYEE'S eviction from his principal residence, or for preventing foreclosure of the mortgage on an EMPLOYEE'S principal residence.

                Payments of amounts withdrawn by a PARTICIPANT shall be made, to the extent practicable, pro rata from the investment funds in which the PARTICIPANT'S ACCOUNT is invested or as the INVESTMENT ADVISORY BOARD may permit the PARTICIPANT to direct in accordance with such uniform and nondiscriminatory rules and procedures as the INVESTMENT ADVISORY BOARD may adopt for such a purpose.


[9.03]    REPAYMENTS OF INSERVICE WITHDRAWALS

          An amount withdrawn by a PARTICIPANT may be partially or entirely restored to his PRIOR PARTICIPANT ACCOUNT as of any ACCOUNTING DATE. Amounts so restored thereafter shall be treated as contributions by

                                    - 30 -
          him, except that they shall not be considered such for purposes of
          Section 7.03 (Allocation of Company Contributions and Forfeitures) or the contribution limitations imposed by Section 415 of the CODE.


[9.04]    DESIGNATION OF BENEFICIARY

          Each living PARTICIPANT, from time to time, may name a person(s) or entity(ies) (who may be named contingently or successively) to whom his ACCOUNT balances are to be paid in the case of his death before he receives all of his benefits. If a PARTICIPANT designates someone other than (or in addition to) his spouse as his primary BENEFICIARY, his spouse must consent in writing to the designation. Each designation shall revoke all prior designations by the same PARTICIPANT in writing with the INVESTMENT ADVISORY BOARD during his lifetime. If a deceased PARTICIPANT has failed to name a BENEFICIARY in the manner provided above, or if the BENEFICIARY named by a deceased PARTICIPANT dies before him or before complete distribution of the PARTICIPANT'S ACCOUNT balances, the INVESTMENT ADVISORY BOARD shall direct the TRUSTEE to distribute such PARTICIPANT'S ACCOUNT BALANCES to the first surviving class of the following successive preference beneficiaries:

          (a)   Widow or widower;

          (b)   Surviving children;

          (c)   Surviving parents;

          (d)   Surviving brothers and sisters; and

          (e)   Executors or administrators.


9.05      MISSING PARTICIPANTS OR BENEFICIARIES

          Each PARTICIPANT and each BENEFICIARY of a deceased PARTICIPANT shall file with the INVESTMENT ADVISORY BOARD from time to time in writing his post office address and each change of post office address, and any communication, statement, or notice addressed to a PARTICIPANT or BENEFICIARY at his last post office address filed with the INVESTMENT ADVISORY BOARD, or if no such address was filed with the INVESTMENT ADVISORY BOARD then at his last post office address as shown on the COMPANY'S records, shall be binding on the PARTICIPANT or his BENEFICIARY for all purposes of the PLAN. Neither the TRUSTEE nor the INVESTMENT ADVISORY BOARD shall be obliged to search for or ascertain the whereabouts of any PARTICIPANT or any BENEFICIARY. If the INVESTMENT ADVISORY BOARD notifies any PARTICIPANT or BENEFICIARY of a deceased PARTICIPANT that he is eligible for a distribution and also notifies him of the provisions of this Section, and the PARTICIPANT or his BENEFICIARY fails to claim his benefits or make his whereabouts known to the INVESTMENT ADVISORY BOARD within three years thereafter, the benefits of such PARTICIPANT or BENEFICIARY shall be reallocated to the accounts of other PARTICIPANTS in the manner set forth in
          Section 7.03 (Allocation of Company Contributions and Forfeitures)

                                    - 31 -
          as an additional COMPANY CONTRIBUTION.

          Any amounts so reallocated shall be deducted from the current COMPANY CONTRIBUTION and again become payable to such PARTICIPANT or BENEFICIARY upon filing of a written claim for benefits under the PLAN with the INVESTMENT ADVISORY BOARD and upon furnishing evidence of entitlement to such benefits as the INVESTMENT ADVISORY BOARD may require.


9.06      DISTRIBUTION IN COMPANY SECURITIES

          A PARTICIPANT may decide, in accordance with such rules as the INVESTMENT ADVISORY BOARD may establish, whether his distributions shall be made entirely or partially in securities of the COMPANY, valued at their fair market value on the ACCOUNTING DATE immediately preceding the DISTRIBUTION DATE.


9.07      ALTERNATE PAYEE DUE TO INCAPACITY

          When a PARTICIPANT or the BENEFICIARY of a deceased PARTICIPANT is
          (a) adjudged legally incompetent by a court of law, (b) a minor, or
          (c) in the INVESTMENT ADVISORY BOARD's opinion is in any way incapacitated so as to be unable to manage his financial affairs, the INVESTMENT ADVISORY BOARD may direct the TRUSTEE to make payments or distributions to the PARTICIPANT'S or BENEFICIARY'S legal representatives or to a relative or friend of the PARTICIPANT or BENEFICIARY for his benefit, or the INVESTMENT ADVISORY BOARD may have the TRUSTEE apply the payment or distribution for the benefit of the PARTICIPANT or BENEFICIARY in any manner that the INVESTMENT ADVISORY BOARD determines.


9.08      COMMENCEMENT OF DISTRIBUTIONS

          A PARTICIPANT who attains age 70-1/2 on or after January 1, 1988, must commence receipt of his retirement benefit no later than April 1 of the PLAN YEAR following the PLAN YEAR in which such PARTICIPANT attains age 70-1/2 (his "required commencement date"), regardless of whether he has terminated his employment with the COMPANY or a RELATED CORPORATION. Notwithstanding the preceding sentence, an active PARTICIPANT who owns (or is considered as owning within the meaning of Section 318 of the CODE) 5% or more of the stock of the COMPANY or a RELATED CORPORATION must commence to receive his retirement benefit no later than April 1 of the PLAN YEAR following the PLAN YEAR in which such active PARTICIPANT attains age 70-1/2 (his "required commencement date"), regardless of whether he has terminated his employment with the COMPANY or RELATED CORPORATION.


9.09      DIRECT TRANSFER OF ELIGIBLE ROLLOVER DISTRIBUTIONS

          Notwithstanding any provision of the PLAN to the contrary, a "distributee" under the PLAN (as defined below) who receives an "eligible rollover distribution" (as defined below) under Section
          9.01 may elect, at the time and in the manner prescribed by the

                                    - 32 -
          INVESTMENT ADVISORY BOARD, to have any portion of the distribution paid directly to an "eligible retirement plan" (as defined below) designated by the distributee in a direct rollover. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include the following:

          (a) Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more;

          (b) Any distribution to the extent such distribution is required under CODE Section 401(a)(9); and

          (c) The portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          An eligible retirement plan is an individual retirement account described in CODE Section 408(a), an individual retirement annuity described in CODE Section 408(d), an annuity plan described in CODE
          Section 403(a), or a qualified trust described in CODE Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse of a PARTICIPANT, an eligible retirement plan is an individual retirement account or individual retirement annuity. For purposes of the PLAN, a PARTICIPANT'S surviving spouse and the PARTICIPANT'S spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in CODE Section 414(p), are distributees with regard to their respective interests.

                                   Article 10

                                  MISCELLANEOUS
                                  -------------



10.01     INFORMATION TO BE FURNISHED BY PARTICIPANTS

          PARTICIPANTS shall furnish to the TRUSTEE and the INVESTMENT ADVISORY BOARD such evidence, data or information as the TRUSTEE and the INVESTMENT ADVISORY BOARD respectively consider necessary or desirable for the purpose of administering the PLAN. The benefits provided under the PLAN for each such PARTICIPANT are upon the condition that he will furnish full, true and complete evidence, data and information required by the TRUSTEE and the INVESTMENT ADVISORY BOARD.






                                    - 33 -
10.02     INTERESTS NOT TRANSFERABLE

          The interests of PARTICIPANTS under the PLAN are not in any way subject to their debts or other obligations and may not be voluntarily or involuntarily sold, transferred or assigned except as may be set forth in a QUALIFIED DOMESTIC RELATIONS ORDER received by the INVESTMENT ADVISORY BOARD. In the case of receipt of a domestic relations order by the INVESTMENT ADVISORY BOARD, the PARTICIPANT and the alternate payee (as defined in Section 1.38 (Qualified Domestic Relations Order)) shall be notified within a reasonable period of time of the receipt of such order and its procedures for determining whether such order is a QUALIFIED DOMESTIC RELATIONS ORDER. Notwithstanding any other provisions of the PLAN, benefits payable to an alternate payee under the terms of a domestic relations order determined to be a QUALIFIED DOMESTIC RELATIONS ORDER shall be paid immediately in a lump sum unless the terms of the QUALIFIED DOMESTIC RELATIONS ORDER provide for another method or time of distribution, in which case distribution of the alternate payee's benefits shall be made in accordance with the terms of the QUALIFIED DOMESTIC RELATIONS ORDER.


10.03     ABSENCE OF GUARANTY

          Neither the TRUSTEE, the INVESTMENT ADVISORY BOARD, nor the COMPANY in any way guarantees the TRUST FUND from loss or depreciation. The COMPANY does not guarantee the payment of any money which may be or become due to any person under the PLAN, and the liability of the TRUSTEE, the INVESTMENT ADVISORY BOARD and the COMPANY to make any payment under the PLAN shall be limited to amounts held in ACCOUNTS of the PLAN.


10.04     EMPLOYMENT RIGHTS

          Participation in the PLAN shall not give any EMPLOYEE the right to be retained in the service of the COMPANY, nor any right or claim to any benefit under the PLAN unless such right or claim has specifically accrued under the terms of the PLAN.


10.05     GENDER AND NUMBER

          For the purposes of the PLAN and the TRUST, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular and the singular shall include the plural.


10.06     REVIEW OF BENEFIT DETERMINATIONS

          The provisions of this Section 10.06 shall control with respect to the resolution of claims for benefits under the PLAN. Whenever the INVESTMENT ADVISORY BOARD decides for whatever reason to deny, whether in whole or in part, a claim for benefits filed by any person (hereinafter referred to as the "Claimant"), the INVESTMENT ADVISORY BOARD shall transmit a written notice of its decision to


                                    - 34 -
          the Claimant within 90 days, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of the specific reasons for the denial of the claim and a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of the decision of the INVESTMENT ADVISORY BOARD in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the INVESTMENT ADVISORY BOARD a written request therefore, which request shall contain the following information:

          (a) the date on which the Claimant's request filed with the INVESTMENT ADVISORY BOARD; provided, however, that the date on which the Claimant's request for review was in fact filed with the INVESTMENT ADVISORY BOARD shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph (a);

          (b) the specific portions of the denial of his claim which the Claimant requests the INVESTMENT ADVISORY BOARD to review;

          (c) a statement by the Claimant setting forth the basis upon which he believes the INVESTMENT ADVISORY BOARD should reverse its previous denial of his claim for benefits and accept his claim as made; and

          (d) any written material (offered as exhibits) which the Claimant desires the INVESTMENT ADVISORY BOARD to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section 10.06.

          Within 60 days of the date determined pursuant to paragraph (a) of this Section 10.06, the INVESTMENT ADVISORY BOARD shall conduct a full and fair review of its decision denying the Claimant's claim for benefits. Within 60 days of the date of such hearing, the INVESTMENT ADVISORY BOARD shall render its written decision on review, written in a manner calculated to be understood by the Claimant, specifying the reasons and PLAN provisions upon which its decision was based.


10.07     ERISA

          The PLAN shall be implemented and administered in accordance with ERISA and any and all other applicable laws.


10.08     UNIFORM ADMINISTRATION

          The PLAN, and any and all rules relating thereto, shall be implemented and administered in a uniform and non-discriminatory manner.






                                    - 35 -
10.09     AMENDMENT OR DISCONTINUANCE

          While the COMPANY expects to continue the PLAN, it must necessarily reserve and has reserved the right to amend or discontinue the PLAN at any time, provided that no amendment shall result in the return or repayment to the COMPANY of any part of the TRUST FUND or the income therefrom, or result in the distribution of the TRUST FUND for the benefit of anyone other than PARTICIPANTS and former PARTICIPANTS and other persons entitled to benefits under the PLAN, except as provided in Section 10.14. PARTICIPANTS shall be notified of such amendment or discontinuance within a reasonable time. Upon partial or complete termination of the PLAN or upon permanent discontinuance of COMPANY CONTRIBUTIONS under the PLAN, each affected PARTICIPANT'S account balances shall be fully vested in him and shall be distributed to him by any one or both of the methods specified in Article 9 (Distribution of Accounts).


10.10     PLAN MERGER OR CONSOLIDATION

          In the event of any merger or consolidation of the PLAN with, or transfer of assets or liabilities to, any other plan, each PARTICIPANT in the PLAN must be entitled, if the other plan is then terminated, to receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the PARTICIPANT would have been entitled to receive immediately before the merger, consolidation or transfer if the PLAN had then terminated.


10.11     TRUST AGREEMENT

          Attention is directed to the fact that the TRUST implements the PLAN. A copy of the TRUST is on file at the office of the Secretary of the COMPANY where it may be examined by any PARTICIPANT if he so desires. The provisions of and benefits under the PLAN are subject to the terms of the TRUST.


10.12     WISCONSIN LAW TO GOVERN

          This PLAN shall be construed and regulated and its validity and effect and the rights hereunder of all parties interested shall at all times be determined, and this PLAN shall be administered in accordance with the laws of the State of Wisconsin, subject, however, to applicable provisions of ERISA, and the CODE, as the same may, from time to time, be amended. Notwithstanding anything to the contrary, in the event of a conflict between the TRUST and the PLAN regarding the applicability of state law, the provisions of this PLAN shall govern.

          In case any provision of this PLAN and/or TRUST shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of the PLAN and/or TRUST, but the PLAN and/or TRUST shall be construed and enforced as if said illegal and invalid provisions had never been inserted herein.



                                    - 36 -
10.13     STOCK RIGHTS OF PARTICIPANTS

          (a) Voting Rights. For purposes of this Section, COMPANY Securities means any voting stock issued by the COMPANY. Each PARTICIPANT (or, in the event of his death, his BENEFICIARY) shall have the right to direct the TRUSTEE as to the manner in which his proportionate share of COMPANY Securities held in the TRUST FUND are to be voted on each matter brought before an annual or special stockholders' meeting of the COMPANY. Before each such meeting of stockholders, the INVESTMENT ADVISORY BOARD shall cause to be furnished to each PARTICIPANT (or BENEFICIARY) a copy of the proxy solicitation material, together with a form requesting confidential directions on how such PARTICIPANT'S proportionate share of COMPANY Securities held in the TRUST FUND shall be voted on each such matter. Upon timely receipt of such directions, the TRUSTEE shall on each such matter vote as directed a number of shares (including fractional shares) of COMPANY Securities representing the PARTICIPANT'S proportionate share of COMPANY Securities held in the TRUST FUND. The instructions received by the TRUSTEE from PARTICIPANTS shall be held by the TRUSTEE in confidence and shall not be divulged or released to any person, including officers or employees of the COMPANY or any RELATED CORPORATION. The TRUSTEE shall vote shares with respect to which it has not received direction in the same proportion as shares with respect to which it has received PARTICIPANTS' (or BENEFICIARIES') directions.

          (b) Rights on Tender or Exchange Offer. Each PARTICIPANT (or, in the event of his death, his BENEFICIARY) for purposes of this
                Section 10.13(b) is hereby designated a "named fiduciary" within the meaning of Section 403(a)(1) of ERISA and shall have the right, to the extent of his proportionate share of COMPANY Securities held in the TRUST FUND, to direct the TRUSTEE in writing as to the manner in which to respond to a tender or exchange offer with respect to shares of COMPANY Securities. The INVESTMENT ADVISORY BOARD shall use its best efforts to timely distribute or cause to be distributed to each PARTICIPANT (or BENEFICIARY) such information as will be distributed to stockholders of the COMPANY in connection with any such tender or exchange offer. Upon timely receipt of such instructions, the TRUSTEE shall respond as instructed with respect to a number of shares of COMPANY Securities representing such PARTICIPANT'S proportionate share of COMPANY Securities held in the TRUST FUND. The instructions received by the TRUSTEE from PARTICIPANTS shall be held by the TRUSTEE in confidence and shall not be divulged or released to any person, including officers or employees of the COMPANY or any RELATED CORPORATION. If the TRUSTEE shall not receive timely instruction from a PARTICIPANT (or BENEFICIARY) as to the manner in which to respond to such a tender or exchange offer, the TRUSTEE shall not tender or exchange any shares of COMPANY Securities with respect to which such PARTICIPANT has the right of direction.





                                    - 37 -
10.14     NO INTEREST IN COMPANY

          The COMPANY shall have no right, title or interest in the TRUST FUND, nor shall any part of the TRUST FUND revert or be repaid to the COMPANY, directly or indirectly, unless:

          (a) a contribution is made by the COMPANY by mistake of fact and such contribution is returned to the COMPANY within one year after payment to the TRUSTEE; or

          (b) a contribution conditioned on the deductibility thereof is disallowed as an expense for federal income tax purposes and such contribution (to the extent disallowed) is returned to the COMPANY within one year after the disallowance of the deduction.

                The amount of any contribution that may be returned to the COMPANY pursuant to subparagraph (a) or (b) above must be reduced by any portion thereof previously distributed from the TRUST FUND and by any losses of the TRUST FUND allocable thereto, and in no event may the return of such contribution cause any PARTICIPANT's ACCOUNTS to be less than the amount of such ACCOUNTS had the contribution not been made under the PLAN.

                                   Article 11

                             TOP HEAVY RESTRICTIONS
                             ----------------------


11.01     DEFINITIONS

          For purposes only of this Article 11 (Top Heavy Restrictions), the following definitions shall apply in addition to those set forth in
          Article 1 (Definitions). In case of a conflict, the definitions in this Section 11.01 (Definitions) shall supersede Article 1 (Definitions).

          (a) "REQUIRED AGGREGATION GROUP" means (i) each qualified retirement plan sponsored by the COMPANY or any RELATED CORPORATION in which a KEY EMPLOYEE is a participant and (ii) each other qualified retirement plan which enables any plan described in subparagraph (i) to meet the requirements of the CODE as they apply to coverage, participation and non-discrimination requirements as set forth in Sections 401(a)(4) and 410 of the CODE.

          (b) "PERMISSIVE AGGREGATION GROUP" means a group of plans consisting of any qualified retirement plan sponsored by the COMPANY or any RELATED CORPORATION not required to be part of the REQUIRED AGGREGATION GROUP plus any plans which are in the REQUIRED AGGREGATION GROUP provided that when taken collectively the plans continue to meet the requirements of the CODE as they apply to coverage, participation and non-discrimination requirements as set forth in Sections 401(a)(4) and 410 of the CODE.


                                    - 38 -
          (c) "KEY EMPLOYEE" means any employee of the COMPANY or any RELATED CORPORATION who is participating in a retirement plan sponsored by the COMPANY or any RELATED CORPORATION as of the DETERMINATION DATE who at any time during the PLAN YEAR or any four (4) preceding PLAN YEARS is (was) (i) an officer of the COMPANY or any RELATED CORPORATION having an annual compensation from the COMPANY or a RELATED CORPORATION greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the CODE for any such PLAN
                YEAR, (ii) one of the ten (10) EMPLOYEES having an annual compensation from the COMPANY or a RELATED CORPORATION greater than the limitation in effect under Section 415(c)(1)(A) of the CODE and owning (or is considered as owning within the meaning of Section 318 of the CODE) the largest interests in the COMPANY or any RELATED CORPORATION,
                (iii) a 5% stockholder (or is considered as owning 5% or more of the stock within the meaning of Section 318 of the CODE) of the COMPANY or any RELATED CORPORATION, or (iv) a 1% stockholder (or is considered as owning 1% or more of the stock within the meaning of Section 318 of the CODE) of the COMPANY or any RELATED CORPORATION and having an annual compensation paid by the COMPANY or any RELATED CORPORATION in excess of $150,000. For purposes of (i) above, no more than fifty (50) EMPLOYEES (or, if lesser, the greater of 3 EMPLOYEES or ten percent (10%) of the EMPLOYEES) shall be treated as officers.

          (d) "NON-KEY EMPLOYEE" means any employee of the COMPANY or any RELATED CORPORATION who is not a KEY EMPLOYEE.

          (e) "DETERMINATION DATE" means each December 31, beginning with December 31, 1983.

          (f) "EMPLOYEE" means any employee of the COMPANY or any RELATED CORPORATION who is a KEY EMPLOYEE or a NON-KEY EMPLOYEE.

          (g) "VALUATION DATE" means each December 31, beginning with December 31, 1983.

          (h) "AGGREGATION GROUP" means either a REQUIRED AGGREGATION GROUP and/or a PERMISSIVE AGGREGATION GROUP.


11.02     TOP HEAVY DEFINED

          This PLAN will be deemed "top-heavy" and notwithstanding any other provisions of this PLAN, this Article 11 (Top Heavy Restrictions) shall apply as of the beginning of the PLAN YEAR following the DETERMINATION DATE if as of the DETERMINATION DATE this PLAN is a plan in the REQUIRED AGGREGATION GROUP and the sum of (a) and (b) below exceeds 60 percent of a similar sum determined for all EMPLOYEES of the AGGREGATION GROUP.

          (a) the aggregate present value based upon the immediately preceding VALUATION DATE (using the applicable actuarial assumptions used in the valuation of the applicable plan) of the benefits payable to all KEY EMPLOYEES under all the defined benefit plans of the AGGREGATION GROUP as if all KEY

                                    - 39 -
                EMPLOYEES terminated their employment on the DETERMINATION DATE; and

          (b) the aggregate account balances, as of the most recent valuation, of all KEY EMPLOYEES (excluding any balances attributable to rollover contributions made after December 31, 1983, from another qualified retirement plan of another employer) who are participants in any defined contribution plan of the AGGREGATION GROUP.

          (c)   In making the determinations, the following rules shall apply:

                (i) Such sum shall be increased by the aggregate distributions, if any, made to any former or current EMPLOYEE during the 5-year period ending on the DETERMINATION DATE, including distributions under a terminated plan which, if it had not been terminated, would have been included in the REQUIRED AGGREGATION GROUP.

                (ii) The present value determined in (a) or the account balance determined in (b) of this Section 11.02 (Top Heavy Defined) for a current or former employee who was previously a KEY EMPLOYEE but who is no longer a KEY EMPLOYEE, shall be disregarded.

                (iii) The present value determined in (a) or the account balance determined in (b) of this Section 11.02 (Top Heavy Defined) for a beneficiary of a former EMPLOYEE shall be considered the present value or account balance of the former EMPLOYEE.

                (iv) On and after January 1, 1985, the present value determined in (a) or account balance determined in (b) of this Section 11.02 (Top Heavy Defined) on behalf of a former EMPLOYEE shall not be taken into account if such former EMPLOYEE had not performed any services for the COMPANY or a RELATED CORPORATION at any time during the 5 year period ending on the DETERMINATION DATE.

                (v) The actuarial assumptions used for measuring accrued benefits under all defined benefit plans in the REQUIRED AGGREGATION GROUP shall be identical.

                (vi) The present value determined in (a) or the account balance determined in (b) of this Section 11.02 for a current or former EMPLOYEE who is not a KEY EMPLOYEE shall be determined under the method that is used for all plans of the COMPANY and RELATED CORPORATIONS, or if there is no such method, as if such benefits accrued no more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(C) of the CODE.


11.03     VESTING PROCEDURES

          (a) In the event this PLAN is determined "top-heavy", only for the PLAN YEAR during which this Article 11 (Top Heavy

                                    - 40 -
                Restrictions) applies, the vesting provisions of this
                Section 11.03 (Vesting Provisions) shall apply and
                Section 8.03 (Vesting Upon Resignation/Dismissal) shall be inapplicable.

          (b) A PARTICIPANT (i) who completes an HOUR OF SERVICE in a PLAN YEAR during which the PLAN is deemed to be "top-heavy", and
                (ii) who has at least two (2) YEARS OF SERVICE, and (iii) whose employment terminates for any reason other than death and (iv) who is not 100% vested due to RETIREMENT or death as specified in Section 8.02 (Vesting Upon Retirement or Death) shall be vested as of his VESTING VALUATION DATE based upon the table in paragraph (e) below.

          (c) The vested percentage of the COMPANY CONTRIBUTION ACCOUNT of a PARTICIPANT whose employment with the COMPANY terminates within a PLAN YEAR during which the PLAN IS "top heavy" shall be based upon the table below and the YEARS OF SERVICE as of such PARTICIPANT'S VESTING VALUATION DATE.

                                        Percent of COMPANY
                YEARS OF SERVICE        CONTRIBUTION ACCOUNT
                as of a VESTING           as of a VESTING
                 VALUATION DATE             VALUATION DATE
                ----------------        --------------------
                      2                       20
                      3                       40
                      4                       60
                      5                       80
                      6 or more              100

          (d) In any succeeding PLAN YEAR during which this PLAN is not "top heavy", any active PARTICIPANT who has three or more YEARS OF SERVICE as of the last day of the PLAN YEAR during which the PLAN is "top-heavy" will be permitted to make an election whether his COMPANY CONTRIBUTION ACCOUNT will continue to vest on the table set forth in paragraph (c) above or the basis set forth in Section 8.03 (Vesting Upon Resignation/Dismissal) of the PLAN.

          (e) any succeeding PLAN YEAR during which this PLAN is not "top-heavy," the dollar amount of the vested percentage of the COMPANY CONTRIBUTION ACCOUNT of any PARTICIPANT shall not be less than the dollar amount of the vested percentage of the COMPANY CONTRIBUTION ACCOUNT (including the INCREMENT) of such PARTICIPANT as of the day immediately preceding the beginning of the first PLAN YEAR in which the PLAN is not "top-heavy."


11.04     MINIMUM BENEFITS FOR NON-KEY EMPLOYEES

          (a) In the event this PLAN is determined "top-heavy," a NON-KEY EMPLOYEE who is an active PARTICIPANT of this PLAN as of the end of the PLAN YEAR of the December 31 of a PLAN YEAR in which the PLAN is "top-heavy" shall be entitled to a minimum allocation of the COMPANY CONTRIBUTION in lieu of the allocation of the COMPANY CONTRIBUTION set forth in Section
                7.03 (Allocation of Company Contributions and Forfeitures) (if

                                    - 41 -
                such allocation results in a lesser amount) of three percent (3%) of the PARTICIPANT'S total cash compensation from the COMPANY (as stated on such PARTICIPANT'S Wage and Tax Statement (Form W-2)).


          (b) For the PLAN YEAR beginning January 1, 1984, if the allocation for each KEY EMPLOYEE under Section 7.03 (Allocation of Company Contribution and Forfeitures), when combined with the DEFERRED WAGE CONTRIBUTIONS of such KEY EMPLOYEE does not exceed three percent (3%) of the lesser of $200,000 or the PARTICIPANT'S total cash compensation from the COMPANY (as stated on such PARTICIPANT'S Wage and Tax Statement (Form W-2)) for the year in which the PLAN is determined to be "top-heavy," then the minimum benefit outlined in paragraph (a) of this Section 11.04 (Minimum Benefits for Non-Key Employees) shall be the highest percentage determined for a KEY EMPLOYEE based upon this paragraph (b).

          (c) For any PLAN YEAR beginning on or after January 1, 1985, the alternative minimum outlined in paragraph (b) above shall be determined based upon the allocation under Section 7.03 (Allocation of Company Contribution and Forfeitures) when compared to the lesser of $200,000 or the PARTICIPANT's total cash compensation from the COMPANY (as stated on such PARTICIPANT's Wage and Tax Statement (Form W-2)) for the year.


11.05     MAXIMUM ANNUAL COMPENSATION

          In the event the PLAN is determined to be "top-heavy," the maximum annual compensation taken into account, if any, to determine benefits under the PLAN shall be $200,000 (as adjusted for cost of living increases in the same manner as the dollar amount contained in Section 415(c)(1)(A) of the CODE). This section shall only apply during any PLAN YEAR in which the PLAN is "top-heavy."


11.06     FORMULA FOR DETERMINING COMPANY CONTRIBUTIONS

          In the event this PLAN is determined "top heavy," Exhibit A (Formula for Determining Contributions under Fort Howard [Paper Company] Profit Sharing Retirement Plan) shall be superseded to the extent to permit Section 11.04 (Minimum Benefits for Non-Key Employees) to be effective, provided, however, the COMPANY shall not be required to contribute more than the amount deductible as an expense for purposes of federal taxes on income.


11.07     SECTION 416 OF THE CODE AND ITS REGULATIONS

          In the event that any or all of the Sections 11.01 (Definitions),
          11.02 (Top Heavy Defined), 11.03 (Vesting Provisions), 11.04 (Minimum Benefits for Non-Key Employees) and 11.05 (Maximum Annual Compensation) do not fully comply with Section 416 of the CODE and the regulations issued thereunder, Section 416 of the CODE and its regulations shall supersede and replace the Section of the PLAN which is not in full compliance.

                                    - 42 -
11.08     NO DUPLICATION OF BENEFITS

          If the COMPANY maintains more than one qualified retirement plan, the minimum contribution otherwise required by Section 11.04 (Minimum Benefit for Non-Key Employees) may be reduced in accordance with regulations of the Secretary of the Treasury to prevent inappropriate duplication of minimum contributions or benefits.

                                   Article 12

                            INVESTMENT ADVISORY BOARD
                            -------------------------


12.01     MEMBERSHIP

          An INVESTMENT ADVISORY BOARD consisting of such number of persons (who may but need not be employees of the COMPANY) as determined by the Chief Executive Officer of the COMPANY shall be appointed by the Chief Executive Officer of the COMPANY. The Secretary of the COMPANY shall certify to the TRUSTEE from time to time the appointment to (and termination of) office of each member of the INVESTMENT ADVISORY BOARD and the person who is selected as secretary of the INVESTMENT ADVISORY BOARD.


12.02     GENERAL POWERS, RIGHTS AND DUTIES

          Except as otherwise specifically provided and in addition to the powers, rights and duties specifically given to the INVESTMENT ADVISORY BOARD elsewhere in the PLAN and the TRUST, the INVESTMENT ADVISORY BOARD shall have the following discretionary powers, rights and duties:

          (a) To select a secretary, if it believes it advisable, who may but need not be a member of the INVESTMENT ADVISORY BOARD.

          (b) To determine all questions arising under the PLAN, including the power to determine the rights or eligibility of EMPLOYEES or PARTICIPANTS and any other persons, and the amounts of their benefits under the PLAN, and to remedy ambiguities, inconsistencies or omissions.

          (c) To adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the PLAN as are consistent with the PLAN and TRUST.

          (d) To enforce the PLAN in accordance with the terms of the PLAN and the TRUST and the rules and regulations adopted by the INVESTMENT ADVISORY BOARD as above.

          (e) To direct the TRUSTEE as respects payments or distributions from the TRUST FUND in accordance with the provisions of the PLAN.




                                    - 43 -
          (f) To furnish the COMPANY with such information as may be required by it for tax or other purposes in connection with the PLAN.

          (g) To employ agents, attorneys, accountants, actuaries or other persons (who also may be employed by the COMPANY) and to allocate or delegate to them such powers, rights and duties as the INVESTMENT ADVISORY BOARD may consider necessary or advisable to properly carry out administration of the PLAN, provided that such allocation or delegation and the acceptance thereof by such agents, attorneys, accountants, actuaries or other persons, shall be in writing.


12.03     MANNER OF ACTION

          During a period in which two or more members of the INVESTMENT ADVISORY BOARD are acting, the following provisions apply where the context admits:

          (a) A member of the INVESTMENT ADVISORY BOARD by writing may delegate any or all of his rights, powers, duties and discretions to any other member, with the consent of the latter.

          (b) The members of the INVESTMENT ADVISORY BOARD may act by meeting or by writing signed without meeting, and may sign any document by signing one document or concurrent documents.

          (c) An action or a decision (which may be taken without a meeting) of a majority of the members of the INVESTMENT ADVISORY BOARD as to a matter shall be as effective as if taken or made by all members of the INVESTMENT ADVISORY BOARD.

          (d) If, because of the number qualified to act, there is an even division of opinion among the members of the INVESTMENT ADVISORY BOARD as to a matter, a disinterested party selected by the INVESTMENT ADVISORY BOARD shall decide the matter and his decision shall control.

          (e) Except as otherwise provided by law, no member of the INVESTMENT ADVISORY BOARD shall be liable or responsible for an act or omission of the other members of the INVESTMENT ADVISORY BOARD in which the former has not concurred.

          (f) The certificate of the secretary of the INVESTMENT ADVISORY BOARD or of a majority of the members of the INVESTMENT ADVISORY BOARD that the INVESTMENT ADVISORY BOARD has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.


12.04     INTERESTED MEMBER

          If a member of the INVESTMENT ADVISORY BOARD also is a PARTICIPANT in the PLAN, he may not decide or determine any matter or question concerning distributions of any kind to be made to him or the nature or mode of settlement of his benefits unless such decision or

                                    - 44 -
          determination could be made by him under the PLAN if he were not serving on the INVESTMENT ADVISORY BOARD.


12.05     RESIGNATION OR REMOVAL OF MEMBERS

          A member of the INVESTMENT ADVISORY BOARD may be removed by the Chief Executive Officer of the COMPANY at any time. A member of the INVESTMENT ADVISORY BOARD may resign at any time. The Chief Executive Officer of the COMPANY may fill any vacancy in the membership of the INVESTMENT ADVISORY BOARD. The Chief Executive Officer of the COMPANY shall give prompt written notice thereof to the other members of the INVESTMENT ADVISORY BOARD. Until any such vacancy is filled, the remaining members may exercise all of the powers, rights and duties conferred on the INVESTMENT ADVISORY BOARD.


12.06     EXPENSES

          All costs, charges and expenses reasonably incurred by the INVESTMENT ADVISORY BOARD will be paid from the Trust Fund or by the COMPANY, as directed by the Investment Advisory Board. No compensation will be paid to a member of the INVESTMENT ADVISORY BOARD as such.


12.07     INFORMATION REQUIRED

          Each person entitled to benefits under the PLAN must file with the INVESTMENT ADVISORY BOARD from time to time in writing such person's post office address and each change of post office address. Any communication, statement or notice addressed to any person at the last post office address filed with the INVESTMENT ADVISORY BOARD will be binding upon such person for all purposes of the PLAN. Each person entitled to benefits under the PLAN also shall furnish the INVESTMENT ADVISORY BOARD with such documents, evidence, data or information as the INVESTMENT ADVISORY BOARD considers necessary or desirable for the purpose of administering the PLAN. The COMPANY shall furnish the INVESTMENT ADVISORY BOARD with such data and information as the INVESTMENT ADVISORY BOARD may deem necessary or desirable in order to administer the PLAN. The records of the COMPANY as to an EMPLOYEE'S or PARTICIPANT'S period of employment, HOURS OF SERVICE, RESIGNATION/DISMISSAL and the reason therefore, LEAVE OF ABSENCE, reemployment and ANNUAL BASE PAY will be conclusive on all persons unless determined to the INVESTMENT ADVISORY BOARD'S satisfaction to be incorrect.


12.08     UNIFORM RULES

          The INVESTMENT ADVISORY BOARD shall administer the PLAN on a reasonable and nondiscriminatory basis and shall apply uniform rules to all persons similarly situated.





                                    - 45 -
12.09     REVIEW OF BENEFIT DETERMINATIONS

          The INVESTMENT ADVISORY BOARD will provide notice in writing to any PARTICIPANT or BENEFICIARY whose claim for benefits under the PLAN is denied and the INVESTMENT ADVISORY BOARD shall afford such PARTICIPANT or BENEFICIARY a full and fair review of its decision if so requested.


12.10     FINAL DECISION

          Subject to applicable law, any interpretation of the provisions of the PLAN and any decisions on any matter within the discretion of the INVESTMENT ADVISORY BOARD made by the INVESTMENT ADVISORY BOARD in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the INVESTMENT ADVISORY BOARD shall make such adjustment on account thereof as it considers equitable and practicable.









































                                    - 46 -


                                   EXHIBIT A
                                   ---------

              FORMULA FOR DETERMINING COMPANY CONTRIBUTIONS UNDER
             FORT HOWARD CORPORATION PROFIT SHARING RETIREMENT PLAN
             ------------------------------------------------------


1. Subject to the conditions and limitations set forth below, beginning with the calendar year ending December 31, 1988, each year the COMPANY shall contribute to the TRUSTEE an amount equal to ten percent (10%) of its adjusted profits (as defined below) for such year, subject always to the following limitations:

          (a) The COMPANY CONTRIBUTION in accordance with the above FORMULA shall in no event exceed an amount equal to ten percent (10%) of the ANNUAL BASE PAY of PARTICIPANTS in the PLAN during such year.

          (b) The COMPANY CONTRIBUTION in accordance with the above FORMULA shall in no event reduce its net profits (as defined below) to less than an amount equal to six percent (6%) of the COMPANY'S net worth (as defined below) as of the beginning of such year.

          (c) If, in any year, beginning with the year 1951, the COMPANY incurs a loss (as defined below), or its net profits are less than an amount equal to six percent (6%) of the COMPANY's net worth as of the beginning of such year, the amount of any such loss plus the amount of any such deficiency in net profits shall be carried forward and charged to net profits in the next succeeding year or years, and the COMPANY shall not make any COMPANY CONTRIBUTION in accordance with this FORMULA in any succeeding year unless and until its net profits in such year exceed the sum of:

                (i) six percent (6%) of the COMPANY'S net worth as at the beginning of that year, plus

                (ii) the total of such accumulated losses and deficiencies in net profits carried forward from the preceding year or years and not charged to subsequent net profits as above.

          Notwithstanding the amount of the contribution, if any, determined by application of the foregoing provisions of this paragraph, the Company may pay to the TRUSTEE under the PLAN for any year such amount or amounts as the Board of Directors of the Company may determine by resolution. The resolution shall designate the plan year on account of which the contribution is made. Such resolution, whether adopted before or after the close of the Company's fiscal year, shall specify the amount of the contribution or a definite basis or formula by which the amount can be determined within a reasonable time after the close of such year.


2. The term "adjusted profits" or "loss" as used above for any year mean net income or net loss for such year determined according to recognized accounting principles and practices except as follows:

                                    - A-1 -
          (a) Gains or losses on the sale or other disposition of capital assets (such as land, buildings, machinery, etc.) or securities (including treasury stock) held for investment purposes shall be disregarded.

          (b) The net proceeds from life insurance in excess of cash surrender value recorded on the COMPANY'S books, and gains from fires, condemnations, or other involuntary conversions shall be disregarded.

          (c) Reasonable reserves for renegotiation liability, as determined by the COMPANY in accordance with recognized accounting principles and practices, and reasonable reserves of a type or character allowed or allowable as deductions for federal income tax purposes shall be charged to such net income or increase the amount of any net loss, but reserves for other contingencies shall be disregarded.

          (d) No deduction or allowance on account of federal or state income and excess profits taxes shall be made.

          (e) No account shall be taken of the COMPANY CONTRIBUTION under the PLAN for that year.

          (f) Any liability for renegotiation in excess of amounts charged to prior net income shall be charged to net income or increase the amount of any net loss, and any credit balance in any reserve for renegotiation shall be added to net income or reduce the amount of any net loss in the year when final determination of the liability is made.

          (g)   Unless otherwise specifically provided for under (a) through
                (f) above, any amount or amounts representing adjustments to income which are charged directly to the surplus account during that year shall be deducted from net income or increase the amount of any net loss as otherwise determined for that year.


3. The term "net profits" for any year as used above means adjusted profits, as defined above, plus the amount of any refund received in that year on account of overassessment of federal or state income and excess profits taxes applicable to years subsequent to 1950, less the sum of the following:

          (a) any federal or state income and excess profits taxes accrued for such year;

          (b)   any COMPANY CONTRIBUTIONS to the TRUSTEE for such year; and

          (c) any deficiency paid in that year on account of federal or state income and excess profits taxes for any year subsequent to 1950.






                                    - A-2 -
4.        The term "net worth" as of any date means the sum of:

          (a) The par or stated value of all issued and outstanding stock of the COMPANY (excluding treasury stock);

          (b) paid-in or capital surplus, excluding surplus arising from revaluation of assets;

          (c)   earned surplus and undivided profits; and

          (d) reserves for contingencies (other than reserves for bad debts, depreciation, renegotiation, discounts, self-insurance, replacement of inventories, and similar items of a specific nature); all as determined in accordance with recognized accounting principles and practices.












































                                    - A-3 -